Exhibit 10.1

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF

MAY 27, 2011

AMONG

SM ENERGY COMPANY,

AS BORROWER,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

BANK OF AMERICA, N.A.

AND

JPMORGAN CHASE BANK, N.A.,

AS CO-SYNDICATION AGENTS,

COMERICA BANK

AND

BBVA COMPASS,

AS CO-DOCUMENTATION AGENTS,

AND

THE LENDERS PARTY HERETO

WITH

WELLS FARGO SECURITIES, LLC

AS JOINT LEAD ARRANGER AND

SOLE BOOKRUNNER

AND

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

AS JOINT LEAD ARRANGER

$2,500,000,000 SENIOR SECURED

REVOLVING CREDIT FACILITY

i

Annex I	List of Commitments

Exhibit A	Form of Note
Exhibit B	Form of Compliance Certificate
Exhibit C	Security Instruments
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Commitment Increase Certificate
Exhibit F	Form of Additional Lender Certificate
Exhibit G	Reaffirmation Agreement

Schedule 7.05	Litigation
Schedule 7.15	Subsidiaries and Partnerships; Non-Material Subsidiaries
Schedule 9.05(a)	Investments
Schedule 9.05(h)	Existing Investments (Non-Oil and Gas)

THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 27, 2011, is by and among SM ENERGY COMPANY, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; WELLS FARGO BANK, NATIONAL ASSOCIATION (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, by operation of law or as otherwise provided herein, the “Administrative Agent”); Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents; and Comerica Bank and BBVA Compass, as Co-Documentation Agents.

The parties hereto agree as follows:

RECITALS

(A)                              The Borrower, the Administrative Agent, the lenders from time to time party thereto and the other agents and parties referred to therein entered into that certain Credit Agreement dated as of January 27, 2003, (the “Original Credit Agreement”), which was amended and restated by that certain Amended and Restated Credit Agreement dated as of April 7, 2005, among the Borrower, the Administrative Agent, the lenders party thereto and the other agents and parties referred to therein, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of March 19, 2007, (the “First Amendment”, and such Amended and Restated Credit Agreement, as amended by the First Amendment, the “Amended and Restated Credit Agreement”).

(B)                                The Amended and Restated Credit Agreement was amended and restated by that certain Second Amended and Restated Credit Agreement dated as of April 10, 2008, among the Borrower, the Administrative Agent, the lenders party thereto and the other agents and parties referred to therein (the “Second Amended and Restated Credit Agreement”).

(C)                                The Second Amended and Restated Credit Agreement was amended and restated by that certain Third Amended and Restated Credit Agreement dated as of April 14, 2009, among the Borrower, the Administrative Agent, the lenders party thereto and the other agents and parties referred to therein (the “Existing Credit Agreement”).

(D)                               The Borrower, the Administrative Agent, the Lenders (as defined below) and the other agents and parties hereto desire to amend and restate the Existing Credit Agreement, such restatement to supplement and replace the Existing Credit Agreement without affecting the requirements thereof with respect to periods occurring, or measured by dates, prior to the effective date of such amendment and restatement.

(E)                                 In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows, in doing so amending and restating in its entirety the Existing Credit Agreement effective as of the Effective Date without affecting the requirements of the Existing Credit Agreement existing, or measured by dates or periods, prior to the Effective Date, as more fully set forth herein.

ARTICLE I
Definitions and Accounting Matters

Section 1.01                                Terms Defined Above.  As used in this Fourth Amended and Restated Credit Agreement, each term defined above has the meaning indicated above.

Section 1.02                                Certain Defined Terms.  As used in this Fourth Amended and Restated Credit Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Lender” has the meaning assigned to such term in Section 2.06(c)(i).

“Additional Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(F).

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitment” at any time means the aggregate amount of the Commitments of all the Lenders, as reduced, increased or terminated from time to time pursuant to the terms hereof; provided that the Aggregate Commitment shall not at any time exceed the Maximum Credit Amount; and provided further that, the initial Aggregate Commitment hereunder is $1,000,000,000 for the period from and including the Effective Date to but excluding the date such amount is reduced, increased or terminated pursuant to the terms hereof.

“Aggregate Revolving Credit Exposures” at any time means the aggregate amount of the Revolving Credit Exposures of all of the Lenders.

“Agreement” means this Fourth Amended and Restated Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate reported by Bloomberg L.P. in its index of rates (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (or the immediately preceding Business Day if such day is not a day on which banks are open for dealings in dollar deposits in the London interbank market).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Anti-Terrorism Laws” has the meaning assigned such term in Section 7.24.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to any commitment fees payable hereunder, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	<25%	>25% <50%	>50% <75%	>75% <90%	>90%
Eurodollar Loans	1.500%	1.750%	2.000%	2.250%	2.500%
ABR Loans or Swingline Loans	0.500%	0.750%	1.000%	1.250%	1.500%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then until such time as the Reserve Report is delivered the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment as such percentage is set forth on Annex I.

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender and (b) any other Person whose long term senior unsecured debt rating is BBB+/Baa1 by S&P or Moody’s (or their equivalent) or higher.

“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P. and (c) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means (a) Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 8.13(c), Section 9.02(j), Section 9.12 or Section 9.20.

“Borrowing Base Increase Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having more than ninety-five percent (95%) of the Aggregate Commitments (disregarding any Impacted Lender’s Commitment); and at any time while any Loans or LC Exposure is outstanding, Lenders holding more than ninety-five percent (95%) of the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c) and disregarding the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit of any Impacted Lender).

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the Aggregate Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina; Denver, Colorado; or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Bank or Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of LC Disbursements, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Casualty Event” means any uninsured loss, uninsured casualty or other uninsured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of any Loan Party having a fair market value in excess of $15,000,000.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in “Law”, regardless of the date enacted, adopted or issued.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b).  The amount representing each Lender’s Commitment shall at any time be such Lender’s Applicable Percentage of the Aggregate Commitment.  The amount of each Lender’s initial Commitment is set forth opposite such Lender’s name on Annex I under the caption “Commitment.”

“Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”.

“Commitment Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(E).

“Consolidated Net Income” means with respect to the Borrower and the Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income (or loss) of any Person in which the Borrower or any Consolidated Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Restricted Subsidiaries in accordance with GAAP) or of any Unrestricted Subsidiary, except to the extent of the amount of dividends, interest payments or distributions actually paid in cash during such period by such other Person or such Unrestricted Subsidiary to the Borrower or to a Consolidated Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) any non-cash gains or losses during such period; (d) any gains or losses attributable to writeups or writedowns of assets, including impairments of oil and gas properties; (e) mark-to-market adjustments related to the utilization of derivative instruments; (f) changes in the liability associated with the future payments of amounts under the Net Profits Interest Bonus Plan; (g) any gain or loss realized upon the sale or other disposition of any Property (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person; (h) any extraordinary or nonrecurring gains or losses, together with any related provision for taxes on such gains or losses and all related fees and expenses; (i) the cumulative effect of a change in accounting principles; (j) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);  and (k) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness.

“Consolidated Restricted Subsidiaries” means each Restricted Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit; (c) all obligations of such Person to pay the deferred purchase price of Property or services (excluding accounts payable incurred in the ordinary course of business which are not greater than one hundred twenty (120) days past the date of invoice or which are being contested in good faith by appropriate action, if required, and for which adequate reserves have been maintained in accordance with GAAP; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person (the amount of such indebtedness being deemed to be the lesser of the liquidation value of such Property or the principal amount of such Debt); (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others for the purpose of assuring a creditor against loss of a Debt; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than in the ordinary course of business; (j) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) Disqualified Capital Stock; and (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.  The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP; provided, however, the contingent obligations of Borrower or any Subsidiary of Borrower pursuant to any purchase and sale agreement, stock purchase agreement, merger agreement or similar agreement shall not constitute “Debt” within this definition so long as none of same contains an obligation to pay money over time.  It is hereby understood and agreed that in calculating the amount of Debt in respect of borrowed money, the effect of FASB ASC 815-10 shall be disregarded.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion, amortization, exploration, non-cash abandonment, noncash impairment charges and other noncash charges, minus all noncash income added to Consolidated Net Income.  Noncash charges include mark-to-market adjustments related to the utilization of derivative instruments and changes in the liability associated with the future payments of amounts under the Net Profits Interest Bonus Plan.

“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).

“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.  For purposes of this definition, Section 7.06 and Section 8.10, the term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event any of OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Equity Interests” means shares of capital stock, partnership interests, joint venture interest or interests in comparable entities, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC or (e) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means:  (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory, customary or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) Liens on existing and future cash, U.S. government securities, and letters of credit securing or supporting Swap Agreements permitted pursuant to Section 9.18; (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; and (i) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases (including Synthetic Leases) entered into by the Borrower and the Subsidiaries in the ordinary course of business covering only the Property under lease; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary in respect of which either the (a) pledge of all of the Equity Interests of such Subsidiary as collateral or (b) guaranteeing by such Subsidiary of the Indebtedness, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located and (c) in the case of a Foreign Lender, (i) any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c), (ii) any United States withholding tax imposed under FATCA, or (iii) any withholding tax that is attributable to such Foreign Lender’s failure to comply with Section 5.03(e).

“Executive Order” has the meaning assigned such term in Section 7.24.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Restricted Subsidiaries referred to in Section 7.04(a).

“First Tier Foreign Subsidiary” means a Foreign Subsidiary held directly by the Borrower or one or more Domestic Subsidiaries.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is an Impacted Lender, (a) with respect to the Issuing Bank, such Impacted Lender’s LC Exposure other than LC Disbursements as to which such Impacted Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Impacted Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Impacted Lender’s participation obligation has been reallocated to other Lenders.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over any Loan Party, any of their Properties, any Agent, the Issuing Bank or any Lender.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantors” means each Subsidiary that is both a Restricted Subsidiary and a Material Subsidiary other than any Excluded Foreign Subsidiary.  As of the Effective Date, there are no Guarantors.

“Guaranty Agreement” means an agreement executed by the Guarantors in substantially the form of Exhibit D-2 to the Amended and Restated Credit Agreement, as the same may be amended, modified or supplemented from time to time.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Impacted Lender” means, subject to Section 2.11(b) (a) any Lender (i) which has defaulted in its obligation to fund Loans hereunder within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (ii) which has failed to fund any portion of its participations in LC Disbursements or participations in Swingline Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, (iii) which has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (iv) which has notified the Administrative Agent, or has stated publicly, that such Lender will not comply with any of its funding obligations under this Agreement (unless such notice or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such notice or public statement) cannot be satisfied), (v) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be an Impacted Lender pursuant to this clause (v) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (vi) has, or has a direct or indirect parent company that has, (A) become the subject of a proceeding under any Debtor Relief Law, or (B) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be an Impacted Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Indebtedness” means any and all amounts owing or to be owing by the Borrower or any Guarantor: (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Lender or any Affiliate of a Lender under any present or future Swap

Agreements entered into between the Borrower or any Guarantor and any Lender or any Affiliate of a Lender, including, without limitation, the Swap Agreements entered into with a Lender or an Affiliate of a Lender, and (c) all renewals, extensions and/or rearrangements of any of the above; provided that (i) when any Lender or any Affiliate of a Lender under any present or future Swap Agreement assigns or otherwise transfers any interest held by it under such Swap Agreement to any other Person pursuant to the terms of such agreement, the obligations thereunder shall constitute Indebtedness only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (ii) if a Lender or any Affiliate of a Lender under any present or future Swap Agreement ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Lender or any Affiliate of a Lender under such Swap Agreement shall continue to be included as Indebtedness, but only to the extent such obligations arise from transactions under such Swap Agreement entered into at or before the time such counterparty to such Swap Agreement was a Lender hereunder or an Affiliate of a Lender hereunder, without giving effect to any extensions, increases or modifications thereof which are made after such counterparty to such Swap Agreement ceases to be a Lender hereunder or an Affiliate of a Lender hereunder.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Information Memorandum” means the Confidential Information Memorandum dated April 2011, relating to the Borrower and the Transactions.

“Initial Reserve Report” means (a) the report of the Borrower, which includes reserve estimates as prepared by Ryder Scott Company, L.P. and Netherland, Sewell Associates, Inc., dated as of December 31, 2010, with respect to the value of the Oil and Gas Properties of the Borrower and its Material Subsidiaries as of December 31, 2008, and (b) the report of the Vice President, Engineering and Evaluation of the Borrower dated as of December 31, 2010, with respect to the value of the Oil and Gas Properties of the Borrower and its Material Subsidiaries as of December 31, 2010.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than any Swingline Loan), the last day of each calendar month, (b) with respect to any Eurodollar Loan (other than any Swingline Loan), the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) as to any Swingline Loan, the day such Swingline Loan is paid.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect or, with the consent of each Lender, nine or twelve months thereafter; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business) or (c) the entering into of any guarantee (excluding performance guarantees) of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“Investment Grade Rating” means an issuer or family rating of the Borrower of at least Baa3 from Moody’s or BBB- from S&P, each with stable or positive outlook, unless one of the two ratings is two or more categories lower than the other and the category that is one above the lower rating is not BBB-/Baa3 or better.

“Investment Grade Rating Date” means the date on which the Borrower achieves an Investment Grade Rating.

“Issuing Bank” means Wells Fargo Bank, N.A., in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(j).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Law” means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.  Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

“LC Commitment” at any time means $50,000,000.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means the Persons listed on Annex I, any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and any Person that shall have become a party hereto pursuant to Section 2.06(c).  Unless the context otherwise requires, the term “Lender” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, and the outstanding letters of credit issued under the Original Credit Agreement, the Amended and Restated Credit Agreement or the Existing Credit Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate reported by Bloomberg L.P. in its index of rates (or on any successor or substitute page providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties.  The term “Lien” shall not include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its

Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.

“Loan Parties” means, collectively, the Borrower and each Subsidiary of the Borrower that is both a Restricted Subsidiary and a Material Subsidiary.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.  Unless the context otherwise requires, the term “Loans” includes the Swingline Loans.

“Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having more than fifty percent (50%) of the Aggregate Commitments (disregarding any Impacted Lender’s Commitment); and at any time while any Loans or LC Exposure is outstanding, Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c) and disregarding the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit of any Impacted Lender).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights and remedies of or benefits available to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means a Subsidiary of Borrower that owns a Substantial Portion of the Property of Borrower and its Subsidiaries.

“Maturity Date” means May 27, 2016.

“Maximum Credit Amount” means at any time an amount equal to the lesser of (a) the then effective Borrowing Base and (b) $2,500,000,000.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Bank in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Borrower or any Material Subsidiary which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).

“Non-Impacted Lender” means, at any time, each Lender that is not an Impacted Lender at such time.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“OFAC” has the meaning assigned such term in Section 7.24.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.  As used herein, “proved Oil and Gas Properties” means Oil and Gas Properties to which, as of the time in question, proved reserves of oil and gas have been attributed in the then most recent Reserve Report.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

“Participant” has the meaning set forth in Section 12.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt; (c) such new Debt does not contain any covenants which are more onerous to any Loan Party than those imposed by the Refinanced Debt and (d) such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt and is otherwise subordinated on terms substantially reasonably satisfactory to the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“Pledge - Borrower” means that certain Amended and Restated Pledge and Security Agreement dated as of April 7, 2005, between the Borrower and the Administrative Agent, pledging to the Administrative Agent as security for the Indebtedness (i) all equity interests held by the Borrower in any Guarantors and (ii) any equity interests of an Excluded Foreign Subsidiary required to be pledged pursuant to Section 8.14(b), as the same may be amended, modified or supplemented from time to time.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate in effect at its principal office in Charlotte, North Carolina; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.  Such rate is set by Wells Fargo as a general reference rate of interest, taking into account such factors as Wells Fargo may deem appropriate; it being understood that many of Wells Fargo’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wells Fargo may make various commercial or other loans at rates of interest having no relationship to such rate.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Reaffirmation Agreements” means that certain Reaffirmation Agreement dated as of April 10, 2008, by the Borrower in favor of the Administrative Agent, in substantially the form of Exhibit G to the Amended and Restated Credit Agreement and that certain Reaffirmation Agreement dated as of even date herewith, by the Borrower in favor of the Administrative Agent, in substantially the form of Exhibit G hereto, as the same may from time to time be amended, modified, supplemented or restated.

“Redemption” means the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of the Material Indebtedness; provided, however, the term Redemption shall not include early termination of a Swap Agreement due to an ISDA “Termination Event” to the extent the amount due at termination does not exceed $25,000,000.  “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Refinanced Debt” has the meaning assigned such term in the definition of “Permitted Refinancing Debt”.

“Register” has the meaning assigned such term in Section 12.04(b)(iv).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31st or June 30th (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Material Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person.  Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Restricted Subsidiary” means any Subsidiary of Borrower that is not an Unrestricted Subsidiary.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans, its LC Exposure and its Swingline Loans at such time.

“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Security Instruments” means any Guaranty Agreement, any Pledge — Borrower, the Reaffirmation Agreements and all assignments, mortgages, deeds of trust, amendments and supplements to mortgages and deeds of trust, and all other agreements, instruments or certificates described or referred to in Exhibit C, and any and all other agreements, instruments or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Senior Convertible Notes” means those certain senior convertible notes issued and sold by the Borrower in accordance with and pursuant to the terms and provisions of the Senior Convertible Notes indenture, in the aggregate principal amount of $287,500,000, due on or about April 1, 2027.  For purposes of this Agreement, the Senior Convertible Notes shall not be deemed a Swap Agreement subject to the prohibitions of Section 9.18.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Special Redetermination” has the meaning assigned such term in Section 2.07(b).

“Special Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Special Redetermination becomes effective as provided in Section 2.07(d).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner.  Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Substantial Portion” means, with respect to the Property of the Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

“Supermajority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments (disregarding any Impacted Lender’s Commitment); and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c) and disregarding the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit of any Impacted Lender).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swingline Lender” means Wells Fargo Bank, N.A., in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.09.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Total Debt” means, as of any date of determination, all Debt of the Borrower and its Consolidated Restricted Subsidiaries (including any Debt proposed to be incurred on such date and excluding all Debt to be paid on such date with the proceeds thereof); provided that Debt identified in clause (b) in the definition thereof shall be excluded.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Loan Party, the execution, delivery and performance by such Loan Party of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Loan Party and such Loan Party’s grant of the security interests and provision of collateral thereunder, and the grant of Liens by such Loan Party on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Type” means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“Unrestricted Subsidiary” means any Subsidiary of the Borrower which the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.21 and all subsidiaries of such Person.  As of the date of this Agreement, there are no Unrestricted Subsidiaries.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries.

Section 1.03                                Types of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04                                Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.

Section 1.05                                Accounting Terms and Determinations; GAAP.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

ARTICLE II
The Credits

Section 2.01                                Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the Aggregate Revolving Credit Exposures exceeding the lesser of (i) the Borrowing Base then in effect or (ii) the Aggregate Commitments then in effect.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

Section 2.02                                Loans and Borrowings.

(a)                                  Borrowings; Several Obligations.  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Types of Loans.  Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(f).  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Eurodollar Borrowings outstanding.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d)                                 Notes.  The Loans made by each Lender shall (if requested by such Lender) be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the assignment and assumption, or (iii) any Lender that becomes a party hereto in connection with an increase in the Aggregate Commitment pursuant to Section 2.06(c), as of the effective date of such increase, payable to such Lender in a principal amount equal to its Commitment as in effect on such date, and otherwise duly completed.  In the event that any Lender’s Commitment increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), if requested by such Lender, the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principal amount equal to its Commitment after giving effect to such increase or decrease, and otherwise duly completed.  The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note.  Failure to make any such notation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans.

Section 2.03                                Requests for Borrowings  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., Charlotte, North Carolina time, three Business Days before the date of the proposed Borrowing, or (b) in the case of a ABR Borrowing, including an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(f), not later than 1:00 p.m., Charlotte, North Carolina time, on the date of the proposed Borrowing, which date shall be a Business Day in the United States.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     the aggregate amount of the requested Borrowing;

(ii)                                  the date of such Borrowing, which shall be a Business Day in the United States;

(iii)                               whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)                              in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)                                 the amount of the then effective Borrowing Base, the current Aggregate Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma Aggregate Revolving Credit Exposures (giving effect to the requested Borrowing); and

(vi)                              the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the Aggregate Revolving Credit Exposures to exceed the Aggregate Commitments then in effect.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04                                Interest Elections.

(a)                                  Conversion and Continuance.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section, as it refers to Types of Loans, shall not apply to Swingline Loans, which may not be converted or continued.

(b)                                 Interest Election Requests.  To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)                                  Information in Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

(d)                                 If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(e)                                  Notice to Lenders by the Administrative Agent.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(f)                                    Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election.  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing or if the Aggregate Revolving Credit Exposures exceed the Borrowing Base then in effect:  (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05                                Funding of Borrowings.

(a)                                  Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m. Charlotte, North Carolina time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.09.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Charlotte, North Carolina and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(f) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)                                 Presumption of Funding by the Lenders.  Unless the Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans; provided, however, such demands shall be made first upon the applicable Lender and then upon the Borrower.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06                                Termination, Reduction and Increase of Aggregate Commitment.

(a)                                  Scheduled Termination of Commitments.  Unless previously terminated, the Commitments shall terminate on the Maturity Date.  If at any time the Maximum Credit Amount or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)                                 Optional Termination and Reduction of Aggregate Commitment.

(i)                                     The Borrower may at any time terminate, or from time to time reduce, the Aggregate Commitment; provided that (A) each reduction of the Aggregate Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the Aggregate Revolving Credit Exposures would exceed the Aggregate Commitments.

(ii)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Commitment under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable.  Any termination or reduction of the Aggregate Commitment shall be permanent and may not be reinstated except pursuant to Section 2.06(c).  Each reduction of the Aggregate Commitment shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

(c)                                  Optional Increase in Aggregate Commitment.

(i)                                     Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may increase the Aggregate Commitment then in effect by increasing the Commitment of a Lender or by causing a Person acceptable to the Administrative Agent that at such time is not a Lender to become a Lender (an “Additional Lender”).

(ii)                                  Any increase in the Aggregate Commitment shall be subject to the following additional conditions:

(A)                              such increase shall not be less than $10,000,000 unless the Administrative Agent otherwise consents;

(B)                                no Default shall have occurred and be continuing at the effective date of such increase;

(C)                                if any Eurodollar Borrowings are outstanding on the effective date of such increase, the Borrower shall make any payments required pursuant to Section 5.02 in connection with such increase;

(D)                               each Lender shall have had the option to increase its Commitment by its Applicable Percentage of the amount of such increase; provided that, no Lender’s Commitment may be increased without the consent of such Lender;

(E)                                 if the Borrower elects to increase the Aggregate Commitment by increasing the Commitment of a Lender, the Borrower and such Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit E (a “Commitment Increase Certificate”), and further, in the event a new Note is required to reflect the increased Commitment of such Lender, then in that case, the Borrower shall deliver a new Note (after presentation of same to Borrower by the Administrative Agent) payable to such Lender in a principal amount equal to its Commitment after giving effect to such increase, and otherwise duly completed, together with a processing and recordation fee of $3,500 payable by the Borrower to the Administrative Agent and the reimbursement by the Borrower of the reasonable legal fees of counsel to the Administrative Agent; and

(F)                                 If the Borrower elects to increase the Aggregate Commitment by causing an Additional Lender to become a party to this Agreement, then the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit F (an “Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500 payable by such Additional Lender and the reimbursement by the Borrower of the reasonable legal fees of counsel to the Administrative Agent, and the Borrower shall deliver a Note (after presentation of same to Borrower by the Administrative Agent) payable to such Additional Lender in a principal amount equal to its Commitment, and otherwise duly completed.

(iii)                               Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Commitment Increase Certificate or the Additional Lender Certificate (or if any Eurodollar Borrowings are outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings):  (A) the amount of the Aggregate Commitment shall be increased as set forth therein, and (B) in the case of an Additional Lender Certificate, any Additional Lender party thereto shall be a party to this Agreement and the other Loan Documents and have the rights and obligations of a Lender under this Agreement and the other Loan Documents.  In addition, the Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the Aggregate Revolving Credit

Exposures of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the Aggregate Revolving Credit Exposures after giving effect to the increase in the Aggregate Commitment.

(iv)                              Upon its receipt of a duly completed Commitment Increase Certificate or an Additional Lender Certificate, executed by the Borrower and the Lender or the Borrower and the Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii), the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, and the written consent of the Administrative Agent to such increase required by Section 2.06(c)(i), the Administrative Agent shall accept such Commitment Increase Certificate or Additional Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).  No increase in the Aggregate Commitment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).

(v)                                 After giving effect to an increase in the Aggregate Commitment, the Aggregate Commitment shall not exceed the Maximum Credit Amount.

Section 2.07                                Borrowing Base.

(a)                                  Initial Borrowing Base.  For the period from and including the Effective Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $1,300,000,000.  Notwithstanding the foregoing, the Borrowing Base shall be subject to further adjustments from time to time pursuant to this Section 2.07 and Section 8.13(c), Section 9.02(j), Section 9.12, 9.18 and Section 9.20.

(b)                                 Scheduled, Interim and Special Redeterminations.  Subject to Section 2.07(d), the Borrowing Base shall be redetermined (a “Scheduled Redetermination”) no later than April 1 and October 1 of each year, commencing October 1, 2011.  In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Majority Lenders, by notifying the Borrower thereof, elect to cause the Borrowing Base to be redetermined once between each Scheduled Redetermination (an “Interim Redetermination”) in accordance with this Section 2.07.  In addition to the Scheduled Redetermination and the Interim Redetermination, the Administrative Agent, acting alone or at the direction of the Majority Lenders, shall be permitted to make a redetermination (a “Special Redetermination”) of the Borrowing Base on March 15, 2012.

(c)                                  Scheduled, Interim and Special Redetermination Procedure.

(i)                                     Each Scheduled Redetermination, each Interim Redetermination and the Special Redetermination shall be effectuated as follows:  Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination and the Special Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Majority Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate and consistent with its normal oil and gas lending criteria as it exists at the particular time.

(ii)                                  The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)                              in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before March 15th and September 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B)                                in the case of an Interim Redetermination and the Special Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii)                               Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by the Borrowing Base Increase Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Supermajority Lenders as provided in this Section 2.07(c)(iii).  Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base.  If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base.  If, at the end of such 15-day period, the Borrowing Base Increase Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Supermajority Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).  If, however, at the end of such 15-day period, the Borrowing Base Increase Lenders or the Supermajority Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then for purposes of this Section 2.07, the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable (aa) to the Supermajority Lenders, if such amount would decrease the Borrowing Base then in effect, or (bb) to the Borrowing Base Increase Lenders, if such amount would increase the Borrowing Base then in effect, which amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(iv)                              If any Lender refuses to approve a Proposed Borrowing Base pursuant to Section 2.07(c)(iii), the Borrower shall have the right to cause the Commitment of such dissenting Lender to be replaced pursuant to Section 5.06.

(d)                                 Effectiveness of a Redetermined Borrowing Base.  After a redetermined Borrowing Base is approved or is deemed to have been approved by the Borrowing Base Increase Lenders or the Supermajority Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders:

(A)                              in the case of a Scheduled Redetermination, (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then no later than April 1 or October 1, as applicable, following such notice, or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(B)                                in the case of an Interim Redetermination and a Special Redetermination, on the Business Day next succeeding delivery of such notice.

(C)                                Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date, the Special Redetermination Date or the next adjustment to the Borrowing Base under Section 8.13(c), Section 9.02(j) or Section 9.12, whichever occurs first.  Notwithstanding the foregoing, no Scheduled Redetermination, Interim Redetermination or Special Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

Section 2.08                                Letters of Credit.

(a)                                  General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account or for the account of any of other Loan Party, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if the Aggregate Revolving Exposures exceed the Borrowing Base then in effect at such time or the Aggregate Revolving Exposures would exceed the Borrowing Base then in effect as a result thereof.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i)                                     requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii)                                  specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii)                               specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(d));

(iv)                              specifying the amount of such Letter of Credit;

(v)                                 specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi)                              specifying the amount of the then effective Borrowing Base, the current Aggregate Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma Aggregate Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the Aggregate Revolving Credit Exposures shall not exceed the Aggregate Commitments.  Notwithstanding the foregoing, the Issuing Bank shall not at any time be obligated to issue, amend, renew or extend any Letter of Credit if any Lender is at such time an Impacted Lender hereunder, unless (x) the Borrower cash collateralizes such Impacted Lender’s portion of the total LC Exposure (calculated after giving effect to the issuance, amendment, renewal or extension of such Letter of Credit) in accordance with the procedures set forth in Section 2.08(k) or (y) the Issuing Bank has entered into arrangements satisfactory to the Issuing Bank in its sole discretion with the Borrower or such Impacted Lender to eliminate the Issuing Bank’s risk with respect to such Impacted Lender’s portion of the total LC Exposure.

(c)                                  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.

(d)                                 Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

(e)                                  Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(f), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(e) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)                                    Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Charlotte, North Carolina time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 12:00 noon, Charlotte, North Carolina time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon Charlotte, North Carolina time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 12:00 noon, Charlotte, North Carolina time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to Borrowing set forth herein, request in accordance with Section 2.03 (or Section 2.09 in the case of a Swingline Loan) that such payment be financed with a ABR Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan.  If the Borrower makes such a request (and if the Borrower fails to make such a request and has not made the relevant reimbursement, it shall be deemed to have made such a request), the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the

Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(f), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(f) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.

(g)                                 Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(g), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h)                                 Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(i)                                     Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(f)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans.  Interest accrued pursuant to this Section 2.08(i) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(f) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(j)                                     Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)                                  Cash Collateralization.  If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(k), (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), (iii) the Borrower elects to cash collateralize the LC Exposure of any Impacted Lender pursuant to Section 2.08(b) or (iv) any Letter of Credit is outstanding at the time any Lender is an Impacted Lender and the Borrower receives written request from the Issuing Bank demanding the deposit of cash collateral pursuant to this Section 2.08(k), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), and in the case of an Impacted Lender, an amount in cash equal to such Impacted Lender’s portion of the total LC Exposure at such time as calculated pursuant to clause (x) of Section 2.08(b) (less any amounts already on deposit in such account representing cash collateral for any portion of such Impacted Lender’s portion of the total LC Exposure), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Loan Party described in Section 10.01(h) or Section 10.01(i).  The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and

Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor.  The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(k) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever.  Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the written request and instruction of the Borrower but at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents.  If the Borrower is required to provide an amount of cash collateral pursuant to paragraphs (i), (iii) or (iv) above, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after (x) in the case of cash collateral provided pursuant to paragraph (i) above, all Events of Default have been cured or waived and (y) in the case of cash collateral provided pursuant to paragraphs (iii) or (iv) above, the applicable Impacted Lender is no longer an Impacted Lender.  The Borrower may at any time request confirmation from the Administrative Agent that an Impacted Lender is no longer an Impacted Lender, and the Administrative Agent shall promptly confirm such request or provide written confirmation to the Borrower that such Lender remains an Impacted Lender and the basis for such determination.

Section 2.09                                Swingline Loans.

(a)                                  Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the Aggregate Revolving Credit Exposures exceeding the lesser of (i) the Borrowing Base then in effect or (ii) the Aggregate Commitments then in effect.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

(b)                                 To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone not later than 2:00 p.m., Charlotte, North Carolina time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or transmitted by electronic communication to the Swingline Lender of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the date of such Borrowing, which shall be a Business Day in the United States, and aggregate amount of the requested Borrowing.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(f), by remittance to the Issuing Bank) by 4:00 p.m., Charlotte, North Carolina time, on the date such Borrowing is requested.

(c)                                  The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Charlotte, North Carolina time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

Section 2.10                                Cash Collateral.  At any time that there shall exist an Impacted Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Impacted Lender (determined after giving effect to Section 2.11(a)(iv) and any Cash Collateral provided by such Impacted Lender) in an amount not less than the Minimum Collateral Amount.

(a)                                  Grant of Security Interest.  The Borrower, and to the extent provided by any Impacted Lender, such Impacted Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Impacted Lender’s obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (b) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided (other than the Liens permitted under Section 9.03), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Impacted Lender).

(b)                                 Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.10 or Section 2.11  in respect of Letters of Credit shall be applied to the satisfaction of the Impacted Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by an Impacted Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)                                  Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.10 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Impacted Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.11 the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.11                                Impacted Lenders.

(a)                                  Impacted Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes an Impacted Lender, then, until such time as such Lender is no longer an Impacted Lender, to the extent permitted by applicable law:

(i)                                     Waivers and Amendments.  Such Impacted Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Borrowing Base Increase Lenders, Majority Lenders and Supermajority Lenders.

(ii)                                  Impacted Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Impacted Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from an Impacted Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Impacted Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Impacted Lender to the Issuing Bank or the Swingline Lender hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Impacted Lender in accordance with Section 2.10; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Impacted Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Impacted Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Impacted Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.10; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or the Swingline Lender against such Impacted Lender as a result of such Impacted Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Impacted Lender as a result of such Impacted Lender’s breach of its obligations under this Agreement; and eighth, to such Impacted Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Impacted Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Impacted Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Impacted Lender until such time as all Loans and LC Exposures and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.11(a)(iv).  Any payments, prepayments or other amounts paid or payable to an Impacted Lender that are applied (or held) to pay amounts owed by an Impacted Lender or to post Cash Collateral pursuant to this Section 2.11(a)(ii) shall be deemed paid to and redirected by such Impacted Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.

(A)                              No Impacted Lender shall be entitled to receive any commitment fee pursuant to Section 3.05(a) for any period during which that Lender is an

Impacted Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Impacted Lender).

(B)                                No Impacted Lender shall be entitled to receive Letter of Credit Fees under Section 3.05(b)(i) for any period during which that Lender is an Impacted Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Impacted Lender).

(C)                                With respect to any commitment fee or Letter of Credit fee not required to be paid to any Impacted Lender pursuant to clause (a)(iii)(A) or (a)(iii)(B) above, the Borrower shall (x) pay to each Non-Impacted Lender that portion of any such fee otherwise payable to such Impacted Lender with respect to such Impacted Lender’s LC Exposure or participation in Swingline Loans that has been reallocated to such Non-Impacted Lender pursuant to clause (a)(iv) below, (y) pay to the Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Impacted Lender to the extent allocable to the Issuing Bank’s or the Swingline Lender’s Fronting Exposure to such Impacted Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)                              Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Impacted Lender’s LC Exposure and participation in Swingline Loans shall be reallocated among the Non-Impacted Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Impacted Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 6.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Impacted Lender to exceed such Non-Impacted Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against an Impacted Lender arising from that Lender having become an Impacted Lender, including any claim of a Non-Impacted Lender as a result of such Non-Impacted Lender’s increased exposure following such reallocation.

(v)                                 Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.10.

(b)                                 Impacted Lender Cure.  If the Borrower, the Administrative Agent, the Swingline Lender and Issuing Bank agree in writing that a Lender is no longer an Impacted Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the

Lenders in accordance with the Commitments hereunder (without giving effect to Section 2.11(a)(iv), whereupon such Lender will cease to be an Impacted Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was an Impacted Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Impacted Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been an Impacted Lender.

(c)                                  New Swingline Loans/Letters of Credit.  So long as any Lender is an Impacted Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that the participations therein will be fully allocated among non-Impacted Lenders in a manner consistent with clause (a)(iv) above and the Impacted Lender shall not participate therein and (ii) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that the LC Exposure related to any existing Letters of Credit as well as the new, extended, renewed or increased Letter of Credit has been or will be fully allocated among the non-Impacted Lenders in a manner consistent with clause (a)(iv) above and such Impacted Lender shall not participate therein except to the extent such Impacted Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.10.

ARTICLE III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01                                Repayment of Loans.  The Borrower hereby unconditionally promises to pay to the (a) Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date and (b) Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of (i) the Termination Date and (ii) seven (7) Business Days after such Swingline Loan is made; provided that on each date that a Loan is made, the Borrower shall repay all Swingline Loans then outstanding.

Section 3.02                                Interest.

(a)                                  ABR Loans.  The Loans comprising each ABR Borrowing shall bear interest on the unpaid principal amount of such Loans at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)                                 Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing shall bear interest on the unpaid principal amount of such Loans at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)                                  Swingline Loans.  Each Swingline Loan shall bear interest on the unpaid principal amount of such Swingline Loan at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(d)                                 Post-Default Rate.  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

(e)                                  Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) accrued interest on any Swingline Loan shall be payable on the earlier of (a) the Termination Date and (b) seven (7) Business Days after such Swingline Loan is made, (ii) interest accrued pursuant to Section 3.02(d) shall be payable on demand, (iii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iv) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)                                    Interest Rate Computations.  All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03                                Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                  the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04                                Prepayments.

(a)                                  Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b)                                 Notice and Terms of Optional Prepayment.  The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m. Charlotte, North Carolina time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m. Charlotte, North Carolina time, on the date of prepayment, which date shall be a Business Day in the United States.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.

(c)                                  Mandatory Prepayments.

(i)                                     If, after giving effect to any termination or reduction of the Aggregate Commitment pursuant to Section 2.06(b), the Aggregate Revolving Credit Exposures exceed the Aggregate Commitments, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, or, if the Borrower does not have an Investment Grade Rating, add to the Mortgaged Property, Oil and Gas Properties, having value, as determined by the Administrative Agent and the Majority Lenders, equal to or greater than such excess, or, if the Borrower does not have an Investment Grade Rating, a combination thereof and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(k).  The Borrower will be obligated to make such prepayment, provide such collateral and/or deposit of cash collateral within ninety (90) days following such termination or reduction of the Aggregate Commitment; provided that all payments required to be made pursuant to this Section 3.04(c)(i) must be made on or prior to the Termination Date.

(ii)                                  Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 or Section 8.13(c), if the Aggregate Revolving Credit Exposures exceed the redetermined or adjusted Borrowing Base, then the Borrower shall either (A)(1) prepay the Borrowings in an aggregate principal amount equal to such excess, or,  if the Borrower does not have an Investment Grade Rating, add to the Mortgaged Property, Oil and Gas Properties, having value, as determined by the Administrative Agent and the Majority Lenders, equal to or greater than such excess, or, if the Borrower does not have an Investment Grade Rating, a combination thereof and (2) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(k) or (B) prepay, subject to the payment of any funding indemnification amounts required by Section 5.02 but without premium or penalty, the principal amount of such excess in not more than six (6) equal monthly installments plus accrued interest thereon with the first such monthly payment being due within thirty (30) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs.  The Borrower shall be obligated to make any prepayment pursuant to Section 3.04(c)(ii)(A)(1) and/or provide any collateral pursuant to Section 3.04(c)(ii)(A)(1) and/or deposit cash collateral pursuant to Section 3.04(c)(ii)(A)(2) within ninety (90) days following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs.  The Borrower shall be obligated to make all payments required to be made pursuant to Section 3.04(c)(ii)(B) on or prior to the Termination Date.  Notwithstanding any of the foregoing, all payments, additions of mortgages on Oil and Gas Properties and cash collateral deposits required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.

(iii)                               Upon any adjustments to the Borrowing Base pursuant to Section 9.12 or Section 9.20, if the Aggregate Revolving Credit Exposures exceed the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, or, if the Borrower does not have an Investment Grade Rating, add to the Mortgaged Property, Oil and Gas Properties, having value, as determined by the Administrative Agent and the Majority Lenders, equal to or greater than such excess, or, if the Borrower does not have an Investment Grade Rating, a combination thereof and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(k).  The Borrower shall be obligated to make such prepayment, provide such collateral and/or deposit of cash collateral within ninety (90) days following such adjustment to the Borrowing Base (or, if sooner, on the date the Borrower receives cash proceeds as a result of a disposition pursuant to Section 9.12); provided that all payments required to be made pursuant to this Section 3.04(c)(iii)  must be made on or prior to the Termination Date.

(iv)                              Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(v)                                 Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings.  Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d)                                 No Premium or Penalty.  Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

Section 3.05           Fees.

(a)           Commitment Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the daily unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof.  All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  If a Lender is an Impacted Lender, commitment fees shall cease to accrue pursuant to this Section 3.05(a) on the entire Commitment of such Lender until such Lender is no longer an Impacted Lender.

(b)           Letter of Credit Fees.  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $300 during any quarter, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs.

Section 4.01           Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 2:00 p.m. Charlotte, North Carolina time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim.  Fees, once paid, shall not be refundable under any circumstances.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.09, Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)           Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)           Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender (other than, in the case of Swingline Loans, the Swingline Lender), then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the

Borrower to a particular Lender pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant.  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02           Presumption of Payment by the Borrower.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03           Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(e), Section 2.08(f) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 4.04           Disposition of Proceeds.  The Security Instruments contain an assignment by the Borrower and/or the Material Subsidiaries unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Material Subsidiary’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property.  The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby.  Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Material Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Material Subsidiaries.

ARTICLE V
Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01           Increased Costs.

(a)           Eurodollar Changes in Law.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii)           impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)           Certificates.  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Effect of Failure or Delay in Requesting Compensation.  Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Loan Parties shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02           Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03           Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Payment of Other Taxes by the Borrower.  The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative

Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate of the Administrative Agent, a Lender or the Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Foreign Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f)            FATCA Documentation.    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this paragraph (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)           Tax Refunds.  If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section 5.03 shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

Section 5.04           Designation of Different Lending Office.  If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05           Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.  Subject to Section 5.06, no Commitment of any Lender shall be increased or otherwise affected solely as a result of the operation of this Section 5.05 and, except as otherwise expressly provided in this Section 5.05, performance by the Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified solely as a result of the operation of this Section 5.05.

Section 5.06           Replacement of Lenders

(a)           If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, or if any Lender has Affected Loans pursuant to Section 5.05, or if any Lender becomes an Impacted Lender, or if any Lender refuses to approve a Proposed Borrowing Base pursuant to Section 2.07(c)(iii) and as a result, the Borrower elects to replace such dissenting Lender pursuant to Section 2.07(c)(iv), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative

Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE VI
Conditions Precedent

Section 6.01           Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

(a)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, without limitation, to the extent invoiced, reimbursement or payment of all of the Administrative Agent’s out-of-pocket expenses including, without limitation, the reasonable fees, charges and disbursements of counsel for the Administrative Agent, required to be reimbursed or paid by the Borrower hereunder.

(b)           The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) articles or certificate of incorporation and bylaws of the Borrower and such Guarantor.  The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c)           The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

(d)           The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit B, duly and properly executed by a Responsible Officer and dated as of the Effective Date certifying compliance (including compliance with Section 8.12) with the Existing Credit Agreement as of such date.

(e)           The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(f)            The Administrative Agent shall have received duly executed Notes payable to each requesting Lender in a principal amount equal to such requesting Lender’s Commitment dated as of the date hereof.

(g)           The Administrative Agent shall have received from each party thereto duly executed and completed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Reaffirmation Agreements and the other Security Instruments described on Exhibit C.  In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(i)            be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) of the definition thereof, but subject to the provisos at the end of such definition) on at least 75% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report sufficient in the reasonable opinion of the Administrative Agent to justify a Borrowing Base of $1,300,000,000 on the Effective Date hereof; and

(ii)           have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Guarantors.

(h)           The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Thompson & Knight LLP, special counsel to the Borrower and the Guarantors, covering such matters relating to the Borrower, the Guarantors, this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby as the Administrative Agent shall reasonably request, and such other legal opinions, including opinions of local counsel, certificates, notes, documents and other instruments as the Administrative Agent may request.

(i)            The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.13.

(j)            The Administrative Agent shall have received title opinions, in form and substance satisfactory to the Administrative Agent, or other evidence of title, in form and substance satisfactory to the Administrative Agent, setting forth the status of title to at least 85% of the Borrowing Base value of the Mortgaged Properties evaluated in the Initial Reserve Report and the Administrative Agent shall be reasonably satisfied with the status of title reflected therein.

(k)           The proceeds of the initial Loans shall be used to renew, rearrange, modify and extend the outstanding amounts under the Existing Credit Agreement and all “Commitments” (as defined in the Existing Credit Agreement) thereunder shall have been terminated.

(l)            The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Material Subsidiaries.

(m)          The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.

(n)           The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c).

(o)           The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the Material Subsidiaries in Delaware and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(p)           The Administrative Agent shall have received a letter from Corporation Service Company evidencing the appointment of Corporation Service Company as authorized agent for service of process on the Borrower under each Loan Document to which it is a party,

(q)           The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 5:00 p.m., Charlotte, North Carolina time, on May 27, 2011 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Section 6.02           Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(b)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Material Adverse Effect shall have occurred.

(c)           The representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date.

(d)           The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(e)           The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

Each Borrowing and each issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (e).

ARTICLE VII
Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 7.01           Organization; Powers.  Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02           Authority; Enforceability.  The Transactions are within the each Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03           Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its Properties, or give rise to a right thereunder to require any payment to be made by such Loan Party and (d) will not result in the creation or imposition of any Lien on any Property of any Loan Party (other than the Liens created by the Loan Documents).

Section 7.04           Financial Condition; No Material Adverse Change.

(a)           The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2010, reported on by Deloitte & Touche, independent public accountants.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

(b)           Since December 31, 2010, (i) there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Loan Parties, taken as a whole and (ii) the business of each Loan Party has been conducted only in the ordinary course consistent with past business practices.

(c)           No Loan Party has on the date hereof (i) any material Debt (including Disqualified Capital Stock), except as referred to or reflected or provided for in the Financial Statements, or (ii) any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, incurred outside the ordinary course of such Loan Party’s business.

Section 7.05           Litigation.

(a)           Except as set forth on Schedule 7.05, there are no material actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Loan Party (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Loan Document or the Transactions.

(b)           Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06           Environmental Matters.  Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

(a)           no Property of any Loan Party nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

(b)           no Property of any Loan Party nor the operations currently conducted thereon or, to the knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

(c)           all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of each Loan Party, including past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and each Loan Party is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(d)           to the knowledge of the Borrower, all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of any Loan Party have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, in transporting, treating or disposing of the same all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

(e)           the Borrower has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of any Loan Party except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

(f)            to the extent applicable, all Property of each Loan Party currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Borrower does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

(g)           no Loan Party has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

Section 7.07           Compliance with the Laws and Agreements; No Defaults.

(a)           Each Loan Party is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)           No Loan Party is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require such Loan Party to Redeem or make any offer to do any of the foregoing under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which such Loan Party or any of its Properties is bound.

(c)           No Default has occurred and is continuing.

Section 7.08           Investment Company Act.  No Loan Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09           [Intentionally Omitted].

Section 7.10           Taxes.  Each Loan Party has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Loan Parties in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate.  No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.11           ERISA.

(a)           The Loan Parties and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)           Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c)           No act, omission or transaction has occurred which could result in imposition on any Loan Party or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d)           No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974.  No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or any ERISA Affiliate has been or is expected by the any Loan Party or any ERISA Affiliate to be incurred with respect to any Plan.  No ERISA Event with respect to any Plan has occurred.

(e)           Full payment when due has been made of all amounts which any Loan Party or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f)            The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.  The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(g)           Neither any Loan Party nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by any Loan Party or any ERISA Affiliate in its sole discretion at any time without any material liability.

(h)           Neither any Loan Party nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

(i)            Neither any Loan Party nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.12           Disclosure; No Material Misstatements.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any of the Loan Parties is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  To the knowledge of the Borrower, there is no fact peculiar to any Loan Party which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of any Loan Party prior to, or on, the date hereof in connection with the transactions contemplated hereby.  There are no material statements or conclusions known to the Borrower in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Loan Parties do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.13           Insurance.  Each Loan Party has (a) all insurance policies sufficient for the compliance by it with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of such Loan Party.

Section 7.14           Restriction on Liens.  No Loan Party is a party to any material agreement or arrangement (other than Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.15           Subsidiaries.  Except as set forth on Schedule 7.15 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.15, the Borrower has no Subsidiaries.  As of the Effective Date, there are no Material Subsidiaries.

Section 7.16           Location of Business and Offices.  The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is SM Energy Company; and the organizational identification number of the Borrower in its jurisdiction of organization is 44728.  The Borrower’s principal place of business and chief executive office are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(m) and Section 12.01(c)).  Each other Loan Party’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01(m)).

Section 7.17           Properties; Titles, Etc.  Except for matters which could not reasonably be expected to have a Material Adverse Effect:

(a)           Each Loan Party has good and defensible title to the proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03.  After giving full effect to the Excepted Liens, the Loan Party specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate such Loan Party to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in such Loan Party’s net revenue interest in such Property.

(b)           All material leases and agreements necessary for the conduct of the business of the Loan Parties are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Loan Parties, taken as a whole.

(c)           The rights and Properties presently owned, leased or licensed by the Loan Parties including all easements and rights of way, include all rights and Properties necessary to permit the Loan Parties to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d)           All of the Properties of the Loan Parties which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)           Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by such Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Loan Parties either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.18           Maintenance of Properties.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties.  Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no proved Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the proved Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the proved Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties).  All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Loan Parties that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing that are operated by any of the Loan Parties, in a manner consistent with such Loan Party’s past practices (other than those the failure of which to maintain in accordance with this Section 7.18 could not reasonably be expect to have a Material Adverse Effect).

Section 7.19           Reserved.

Section 7.20           Reserved.

Section 7.21           Reserved.

Section 7.22           Use of Loans and Letters of Credit.  The proceeds of the Loans and the Letters of Credit shall be used (a) to provide working capital for exploration, development and production operations, (b) to finance the acquisition of Oil & Gas Properties, (c) to renew, rearrange, modify and extend the Debt under the Existing Credit Agreement, (d) for general corporate purposes, (e) to repay Swingline Loans and (f) to purchase or otherwise make payments in respect of the Senior Convertible Notes subject to the limitations on such purchases and payments provided herein.  No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.23           Solvency.  After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Loan

Parties, taken as a whole, will exceed the aggregate Debt of the Loan Parties on a consolidated basis, as the Debt becomes absolute and matures, (b) each Loan Party will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each Loan Party and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each Loan Party will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.24           Anti-Terrorism Laws.

(a)           No Loan Party is, and to the knowledge of each Loan Party, none of its Affiliates, officers or directors is in violation of any Governmental Requirement relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., in each case, as amended from time to time.

(b)           No Loan Party is, and to the knowledge of each Loan Party, no Affiliate, officer, director, broker or other agent of such Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

(i)            a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)           a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)          a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)          a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v)           a Person that is named as a “specially designated national and blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

ARTICLE VIII
Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 8.01           Financial Statements; Ratings Change; Other Information.  The Borrower will furnish to the Administrative Agent for electronic or other distribution to each Lender:

(a)           Annual Financial Statements.  Within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)           Quarterly Financial Statements.  Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)           Certificate of Financial Officer — Compliance.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit B hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13(b) and Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)           Reserved.

(e)           Certificate of Insurer — Insurance Coverage.  Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(f)            Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other material report or letter submitted to any Loan Party by independent accountants in connection with any annual, interim or special audit made by them of the books of such Loan Party, and a copy of any response by such Loan Party, or the Board of Directors of such Loan Party, to such letter or report.

(g)           SEC and Other Filings; Reports to Shareholders.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; provided, however, that the Borrower shall be deemed to have furnished the information required by this Section 8.01(g) if it shall have timely made the same available on “EDGAR” on the worldwide web.

(h)           Notices Under Material Instruments.  Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(i)            Lists of Purchasers.  Promptly following the written request from the Administrative Agent thereof, a list of all Persons purchasing Hydrocarbons from any Loan Party.

(j)            Notice of Sales of Oil and Gas Properties.  In the event any Loan Party intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties or any Equity Interests in any Subsidiary in accordance with Section 9.12 for consideration in excess of $25,000,000, prior written notice of such disposition, the price thereof and the anticipated date of closing.

(k)           Notice of Casualty Events.  Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(l)            Issuance of Permitted Refinancing Debt.  In the event the Borrower intends to refinance any Debt with the proceeds of Permitted Refinancing Debt, prior written notice of such intended offering therefor, the amount thereof and the anticipated date of closing to Agent and the Borrower will furnish to Agent a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any).

(m)          Information Regarding Loan Parties.  Prompt written notice (and in any event within thirty (30) days upon becoming aware thereof) of any change (i) in any Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Loan Party’s chief executive office or principal place of business, (iii) in the Loan Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Loan Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Loan Party’s federal taxpayer identification number.

(n)           Other Requested Information.  Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02           Notices of Material Events.  The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)           the occurrence of any Default;

(b)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

(d)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03           Existence; Conduct of Business.  Each Loan Party will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its proved Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

Section 8.04           Payment of Obligations.  Each Loan Party will pay its obligations, including Tax liabilities of such Loan Party before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of such Loan Party having a fair market value, individually or in the aggregate, in excess of $8,000,000.

Section 8.05           Performance of Obligations under Loan Documents.  The Borrower will pay the Notes according to the reading, tenor and effect thereof, and each Loan Party will do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06           Operation and Maintenance of Properties.  Except for matters that could not reasonably be expected to result in a Material Adverse Effect, each Loan Party, at its own expense, will:

(a)           operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)           keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material proved Oil and Gas Properties and other material Properties, including all equipment, machinery and facilities.

(c)           promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its proved Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(d)           promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

(e)           operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

(f)            to the extent such Loan Party is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06.

Section 8.07           Insurance.  Each Loan Party will maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 8.08           Books and Records; Inspection Rights.  Each Loan Party will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  Each Loan Party will permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.

Section 8.09           Compliance with Laws.  Each Loan Party will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10           Environmental Matters.

(a)           Each Loan Party shall at its sole expense: (i) comply, and shall cause its Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of such Loan Party’s Properties or any other Property to the extent caused such Loan Party’s operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of such Loan Party’s Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from such Loan Party’s Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement such procedures as may be necessary to continuously determine and assure that such Loan Party’s obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)           The Borrower will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against any Loan Party or such Loan Party’s Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $17,500,000, not fully covered by insurance, subject to normal deductibles.

(c)           In connection with any future acquisitions of Oil and Gas Properties or other Properties, each Loan Party will provide environmental audits and tests in accordance with American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders, except in circumstances in which such Loan Party is acquiring an additional interest in an Oil and Gas Property or other Property.

Section 8.11           Further Assurances.

(a)           Each Loan Party will promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of such Loan Party in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the reasonable discretion of the Administrative Agent, in connection therewith.

(b)           The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of any Loan Party where permitted by law.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.  The Administrative Agent will promptly send the Borrower any financing or continuation statements it files without the signature of any Loan Party and the Administrative Agent will promptly send the Borrower the filing or recordation information with respect thereto.

Section 8.12           Reserve Reports.

(a)           On or before February 28th (or February 29th, as applicable) and August 31st of each year, commencing August 31, 2011, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report.  The Reserve Report as of December 31 of each year shall have the majority of PV-10 value prepared or audited by one or more Approved Petroleum Engineers, and the Reserve Report as of June 30 of each year shall be prepared by or under the supervision of the Vice President, Engineering and Evaluation of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report.

(b)           In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the Vice President, Engineering and Evaluation of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Reserve Report.  For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section

2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c)           With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that to his knowledge after reasonable inquiry, in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time, Material Subsidiaries own good and defensible title to the proved Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (ii) none of their proved Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its proved Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent and (iii) attached thereto is a schedule of the proved Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the Borrowing Base that the value of such Mortgaged Properties represent.

Section 8.13           Title Information.

(a)           On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the proved Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 85% of the Borrowing Base value of the of the Mortgaged Properties evaluated by such Reserve Report.

(b)           If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (f) and (g) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 85% of the Borrowing Base value of the of the Mortgaged Properties evaluated by such Reserve Report.

(c)           If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering at least 85% of the Borrowing Base value of the Mortgaged Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the

Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders.  To the extent that the Administrative Agent or the Majority Lenders are not reasonably satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 75% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information at least 85% of the Borrowing Base value of the of the Mortgaged Properties evaluated by such Reserve Report.  This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.14           Additional Collateral; Additional Guarantors.

(a)           In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(iii)) to ascertain whether the Mortgaged Properties represent at least 75% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.  In the event that the Mortgaged Properties do not represent at least 75% of such total value, then the Borrower shall, and shall cause each of its Material Subsidiaries (other than an Excluded Foreign Subsidiary) to, grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens of the type described in clauses (a) to (d) of the definition thereof, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 75% of such total value.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Material Subsidiary places a Lien on its Oil and Gas Properties and such Material Subsidiary is (a) a Restricted Subsidiary that is not an Excluded Foreign Subsidiary and (b) not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b)           In the event that any Restricted Subsidiary becomes a Material Subsidiary after the Closing Date, the Borrower shall promptly cause such Restricted Subsidiary (other than any Excluded Foreign Subsidiary) to guarantee the Indebtedness pursuant to the Guaranty Agreement.  In connection with any such guaranty, the Borrower shall, or shall cause such Restricted Subsidiary (other than any Excluded Foreign Subsidiary) to, (A) execute and deliver a supplement to the Guaranty Agreement executed by such Restricted Subsidiary, (B) execute and deliver a Pledge — Borrower, pledging all of the Equity Interests of such Restricted Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Restricted Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.  In addition, in the event that any

Excluded Foreign Subsidiary that is a First Tier Foreign Subsidiary becomes a Material Subsidiary after the Closing Date, Borrower shall deliver a Pledge — Borrower, pledging 65% of such Excluded Foreign Subsidiary’s outstanding voting Equity Interests and 100% of such Excluded Foreign Subsidiary’s outstanding non-voting Equity Interests to the extent such pledge will not result in adverse tax consequences to the Borrower.  Notwithstanding the foregoing, if any Subsidiary (other than any Excluded Foreign Subsidiary) guarantees any Debt, the Borrower shall promptly cause such Subsidiary to guarantee the Indebtedness pursuant to the Guaranty Agreement.  In connection with any such guaranty, the Borrower shall, or shall cause such Subsidiary to, execute and deliver (x) a supplement to the Guaranty Agreement and (y) such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c)           The Security Instruments shall remain in effect at all times unless otherwise released pursuant to the terms of this Agreement; provided, however, that on the Investment Grade Rating Date, if no Default or Event of Default has occurred and is continuing, then (i) Section 8.14(a) shall have no further force or effect and (ii) upon written request of the Borrower to the Administrative Agent, the Administrative Agent shall use reasonable efforts to promptly release all of the Mortgaged Properties from the Liens of the Security Instruments; provided, further, that if, after such release of any or all of the Mortgaged Properties under the Security Instruments, the Borrower ceases to have an Investment Grade Rating, then (1) Section 8.14(a) shall be automatically reinstated and (2) the Borrower will, and will cause each other applicable Subsidiary to, re-execute and re-deliver to the Administrative Agent any and all Security Instruments that are required to be delivered pursuant to the terms and provisions of this Agreement.

Section 8.15           ERISA Compliance.  Each Loan Party and any ERISA Affiliate will promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, such Loan Party or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action such Loan Party or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan.  With respect to each Plan (other than a Multiemployer Plan), each Loan Party will (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

ARTICLE IX
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 9.01           Financial Covenants.

(a)           Ratio of Total Debt to EBITDAX.  The Borrower will not, at any time, permit its ratio of Total Debt as of such time to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than 4.0 to 1.0.  For purposes of calculating the ratio of Total Debt to EBITDAX for any four fiscal quarter period, acquisitions of Oil and Gas Properties during any such four fiscal quarter period may, at the Borrower’s option, be included on a pro forma basis, as if such acquisitions had occurred at the beginning of the four fiscal quarter period.  Unless an Event of Default has occurred and is continuing, for purposes of determining the ratio of Total Debt to EBITDAX as of any date of determination, the calculation of Total Debt shall be made by subtracting therefrom an aggregate amount of cash on deposit in any cash collateral account as of such date as a result of the existence of any Impacted Lender.

(b)           Current Ratio.  The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets (including the unused amount of the Aggregate Commitment, but excluding non-cash assets under ASC 815) to (ii) consolidated current liabilities (excluding non-cash obligations under ASC 815 and the current portion of the Aggregate Commitment) to be less than 1.0 to 1.0.  Unless an Event of Default has occurred and is continuing, for purposes of determining the ratio of consolidated current assets to consolidated current liabilities the calculation of consolidated current liabilities shall be made by subtracting therefrom the aggregate cash on deposit in any cash collateral account as of such date as a result of the existence of any Impacted Lender.

Section 9.02           Debt.  No Loan Party will incur, create, assume or suffer to exist any Debt, except:

(a)           the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.

(b)           Debt of the Loan Parties in respect of the $350,000,000 of 6.625% Senior Notes due 2019 and other Debt of the Loan Parties existing on the date hereof that is reflected in the Financial Statements, and any Permitted Refinancing Debt in respect of any of the foregoing.

(c)           Debt incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Leases and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof; provided that (i) in the case of any acquisition, construction or improvement of any fixed or capital asset, such Debt (other than Capital Leases) is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Debt permitted by this clause (d) shall not exceed $75,000,000 at any time outstanding.

(d)           Debt associated with surety bonds or other surety obligations to secure performance of obligations owing in the ordinary course of its business.

(e)           intercompany Debt between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, and, provided further, that any such Debt owed by either the Borrower or any Restricted Subsidiary shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement.

(f)            endorsements of negotiable instruments for collection in the ordinary course of business.

(g)           non-recourse Debt secured by Property other than Oil and Gas Properties evaluated by the Lenders for purposes of establishing the Borrowing Base not to exceed $40,000,000 in the aggregate at any one time outstanding.

(h)           other Debt not to exceed $25,000,000 in the aggregate at any one time outstanding.

(i)            Debt of the Borrower evidenced by the Senior Convertible Notes, together with any and all refinancings thereof, so long as all of same are either unsecured or expressly subordinated to this Agreement and all of same are scheduled to mature after the Maturity Date under this Agreement.

(j)            unsecured senior Debt or subordinated Debt of the Borrower maturing (giving effect to mandatory prepayments) no earlier than at least six months after the Maturity Date under this Agreement; provided that effective immediately upon the issuance of any such unsecured senior Debt or subordinated Debt, other than Permitted Refinancing Debt, the Borrowing Base shall be reduced by an amount equal to twenty-five percent (25%) of the aggregate principal amount of such Debt.

Section 9.03           Liens.  No Loan Party will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)           Liens securing the payment of any Indebtedness.

(b)           Excepted Liens.

(c)           Liens securing Capital Leases and other Debt permitted by Section 9.02(c) but only on the Property thereunder.

(d)           Any Lien existing on Property of a Person immediately prior to its being consolidated with or merged into a Loan Party or its becoming a Restricted Subsidiary, or any Lien existing on any Property acquired by a Loan Party at the time such Property is so acquired, provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Restricted Subsidiary or such acquisition of Property, and (ii) each such Lien shall extend solely to the item or items of Property so acquired and any other Property which is an improvement or accession to such acquired Property.

(e)           Liens on Property not included in the then most recent Reserve Report and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the principal or face amount of all Debt secured under this Section 9.03(e) shall not exceed $25,000,000 in the aggregate for all Loan Parties.

(f)            Liens securing any Permitted Refinancing Debt provided that any such Permitted Refinancing Debt is not secured by any additional or different Property not securing the Refinanced Debt.

(g)           Liens on Property securing non-recourse Debt permitted by Section 9.02(g).

Section 9.04           Dividends, Distributions, Redemptions and Restricted Payments.  No Loan Party will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock (other than Disqualified Capital Stock), (b) so long as no Event of Default shall have occurred which is continuing, the Borrower may declare and pay annual cash dividends not to exceed $50,000,000 on an annual basis, (c) the Loan Parties (other than the Borrower) may declare and pay dividends ratably with respect to their Equity Interests, (d) the Borrower may make Restricted Payments pursuant to and in accordance with restricted stock plans, stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries and (e) the Borrower may make interest payments and principal payments on any and all issued and sold Senior Convertible Notes and deliver cash, stock, or any combination thereof upon payment, settlement upon conversion (whether a general or a net share settlement), or redemption of any and all issued and sold Senior Convertible Notes so long as (i) all such cash payments, settlements upon conversions, and redemptions are in accordance with the terms of the Senior Convertible Notes indenture, (ii) no Default shall exist or be occasioned by such payments, settlements upon conversions, or redemptions, and (iii) with respect to any such cash redemptions of such Senior Convertible Notes on the put date occurring on April 1, 2012, after giving effect to such cash redemptions (x) the availability under this Agreement shall be no less than $75,000,000 and (y) both before and after giving effect to such cash redemptions, the Borrower’s ratio of Total Debt to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available is not greater than 3.75 to 1.0.  The calculation of Total Debt to EBITDAX under Section 9.04(e) shall be made in accordance with the provisions of Section 9.01(a).  No Loan Party will make any payment or prepayment on, or redemption or acquisition for value of, any outstanding subordinated Indebtedness if an Event of Default has occurred and is continuing or would exist after giving effect to such payment, prepayment, redemption or acquisition.

Section 9.05           Investments, Loans and Advances.  No Loan Party will make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)           Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05(a).

(b)           accounts receivable arising in the ordinary course of business.

(c)           direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

(d)           commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.

(e)           deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency).

(f)            deposits maturing within one year from the date of creation thereof which are either (i) in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e) or (ii) rated AAA/Aaa by S&P or Moody’s.

(g)           Investments (i) made by the Borrower in or to the other Loan Parties, and (ii) made by a Loan Party in or to the Borrower or any other Loan Party.

(h)           subject to the limits in Section 9.07, Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by such Loan Party with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, except for existing Investments described or referred to on Schedule 9.05(h) and Investments permitted by Section 9.05(i), (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $125,000,000.

(i)            subject to the limits in Section 9.07, additional Investments (including, without limitation, capital contributions) in the ventures described or referred to on Schedule 9.05(h) and new Investments (including, without limitation, capital contributions) in ventures entered into by such Loan Party with others in the ordinary course of business; provided that (i) any such venture is not engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $25,000,000.

(j)            subject to the limits in Section 9.07, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America.

(k)           so long as no Event of Default shall have occurred which is continuing, from and after the date hereof, the Borrower may make repurchases of its stock; provided, however, during any time the Borrower’s ratio of Total Debt to consolidated tangible net worth is greater than 2.50 to 1.00, the aggregate amount paid by the Borrower in connection with such repurchases shall not exceed $75,000,000.

(l)            so long as (i) no Default or Event of Default exists either before or after giving effect thereto and (ii) the Borrower is in compliance with Section 9.01 both before and after giving effect thereto on a pro forma basis, Investments in Unrestricted Subsidiaries, provided that the aggregate amount of all such Investments at any one time shall not exceed $200,000,000.

Section 9.06           Designation of Material Subsidiaries.  Unless designated as a Non-Material Subsidiary on Schedule 7.15 as of the date hereof or thereafter, assuming compliance with Section 9.15, any Person that becomes a Subsidiary of the Borrower or any of its Material Subsidiaries shall be classified as a Material Subsidiary.

Section 9.07           Nature of Business; International Operations.  No Loan Party will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.  From and after the date hereof, no Loan Party will acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States or Canada in excess of $15,000,000 in the aggregate.

Section 9.08           Proceeds of Notes.  The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.22.  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U or Regulation X of the Board, as the case may be.

Section 9.09           ERISA Compliance.  No Loan Party will at any time:

(a)           engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which such Loan Party or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

(b)           terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of such Loan Party or any ERISA Affiliate to the PBGC.

(c)           fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, such Loan Party or any ERISA Affiliate is required to pay as contributions thereto.

(d)           permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan.

(e)           permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by such Loan Party or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.  The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(f)            contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

(g)           acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to such Loan Party or with respect to any ERISA Affiliate of the such Loan Party if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.

(h)           incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

(i)            contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

(j)            amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that such Loan Party or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 9.10           Sale or Discount of Receivables.  Except for receivables obtained by any Loan Party out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, no Loan Party will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.11           Mergers, Etc.  No Loan Party will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a “consolidation”); provided that

(a)           any Loan Party may participate in a consolidation with any other Person; provided that (i) no Default is continuing, (ii) any such consolidation would not cause a Default hereunder, (iii) if the Borrower consolidates with any Person, the Borrower shall be the surviving Person and (iv) if any other Loan Party consolidates with any Person (other than the Borrower or another Loan Party) and such other Loan Party is not the surviving Person, such surviving Person shall expressly assume in writing (in form and substance satisfactory to the Administrative Agent) all obligations of such Loan Party under the Loan Documents; and

(b)           any Loan Party may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any other Loan Party and if one of such Loan Parties is a Wholly-Owned Subsidiary, then the surviving Person shall be a Wholly-Owned Subsidiary.

Section 9.12           Sale of Properties.  No Loan Party will sell, assign, farm-out, convey or otherwise transfer any Property except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of such Loan Party or is replaced by equipment of at least comparable value and use; (d) the sale, transfer or other disposition of Equity Interests in Subsidiaries that are not Loan Parties; (e) sales or other dispositions of Oil and Gas Properties or any interest therein or Material Subsidiaries owning Oil and Gas Properties; provided that (i) if such sales or other dispositions of Oil and Gas Properties or Material Subsidiaries owning Oil and Gas Properties included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a fair market value in excess of ten percent (10%) of the Borrowing

Base, individually or in the aggregate, the Borrowing Base shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the value, if any, assigned such Property in the most recently delivered Reserve Report and (ii) if any such sale or other disposition is of a Material Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Material Subsidiary; and (f) sales and other dispositions of Properties (other than Oil and Gas Properties) not regulated by Sections 9.12(a) to (e) having a fair market value not to exceed $50,000,000 during any 12-month period.

Section 9.13           Environmental Matters.  No Loan Party will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

Section 9.14           Transactions with Affiliates.  No Loan Party will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than any other Loan Party and Wholly-Owned Subsidiaries of the Borrower) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.15           Subsidiaries.  No Loan Party shall create or acquire any additional Material Subsidiary or redesignate a Subsidiary as a Material Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b).  The Borrower shall not, and shall not permit any Material Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Material Subsidiary except in compliance with Section 9.12(e).

Section 9.16           Negative Pledge Agreements; Dividend Restrictions.  No Loan Party will create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Material Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) the Loan Documents, (b) any leases or licenses as they affect any Property or Lien subject to such lease or license, (c) any contract agreement or understanding creating Liens on Capital Leases or to secure purchase money Debt permitted by Section 9.03(c) (but only to the extent related to the Property on which such Liens were created), or (d) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Property of such Restricted Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition.

Section 9.17           Reserved.

Section 9.18           Swap Agreements.  No Loan Party will enter into any Swap Agreements with any Person other than (a) Swap Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect) do not exceed, as of the date such Swap Agreement is executed, 75% of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for each month during the period during which such Swap Agreement is in effect, provided that the restrictions in (i) and (ii) shall not apply to floor or put arrangements setting a minimum commodity price, (b) Swap Agreements effectively converting interest rates from floating to fixed (i) with an Approved Counterparty and (ii) the notional amounts of which (when aggregated with other interest rate Swap Agreements then in effect effectively converting interest rates from floating to fixed) do not exceed 100% of principal amount of the Borrower’s floating rate Debt in respect of borrowed money, (c) Swap Agreements effectively converting interest rates from fixed to floating (i) with an Approved Counterparty and (ii) the notional amounts of which (when aggregated with other interest rate Swap Agreements then in effect effectively converting interest rates from fixed to floating) do not exceed 100% of principal amount of the Borrower’s fixed rate Debt in respect of borrowed money, and (d) Swap Agreements in respect of currencies (i) with an Approved Counterparty and (ii) such transactions are to hedge actual or expected fluctuations in currencies and are not for speculative purposes.  In no event shall any Swap Agreement contain any requirement, agreement or covenant for any Loan Party to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures other than usual and customary requirements to deliver letters of credit or post cash collateral.  If, between Scheduled Redeterminations, any Loan Party assigns, terminates, or unwinds any Swap Agreements which have, individually or in the aggregate, a value in the then effective Borrowing Base (as determined by the Administrative Agent) equal to more than five percent 5% of the then effective Borrowing Base, the Borrowing Base shall be reduced, effective immediately, by an amount equal to the value, if any, assigned the liquidated portion of such Swap Agreements.

Section 9.19           Reserved.

Section 9.20           Release of Liens.  During any period between two successive Scheduled Redetermination Dates, the Borrower shall be entitled to cause Mortgaged Properties having an aggregate fair market value not to exceed seven and a half percent (7.5%) of the Borrowing Base, individually or in the aggregate, to be released from the Liens created by and existing under the Security Instruments without the consent of the Lenders; provided that (a) no Event of Default shall have occurred which is continuing, (b) following any such release, the total value of the remaining Mortgaged Property shall be sufficient to support the Aggregate Commitment in the sole opinion of the Administrative Agent, and (c) following any such release, the Administrative Agent shall adjust the then current Borrowing Base to take into account the release of such Mortgaged Properties and any mandatory prepayment required as a result thereof shall be made at the time of such release.

Section 9.21           Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a)           Assuming compliance with Section 9.21(b), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.

(b)           The Borrower may designate by prior written notice thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) immediately prior, and after giving effect, to such designation, (A) the representations and warranties of each Loan Party contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), and (B) no Default or Event of Default exists or would exist (and the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 9.01); and (ii) the Investment deemed to be made in such Subsidiary pursuant to the next sentence would be permitted to be made at the time of such designation under Section 9.05(l).  The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary.  Except as provided in this Section 9.21(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(c)           The Borrower may designate by prior written notice thereof to the Administrative Agent any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) immediately prior, and after giving effect to such designation, (A) the representations and warranties of each Loan Party contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (B) no Default or Event of Default exists or would exist (and the Borrower shall be in compliance, on a pro forma basis, with the covenants set forth in Section 9.01) and (ii) the Borrower is in compliance with the requirements of Section 8.14 and Section 9.22.  Any such designation shall (x) be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 9.05(l) and (y) constitute the incurrence at the time of such designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

Section 9.22           Unrestricted Subsidiaries.  No Loan Party will:

(a)           Incur, assume, guarantee or be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries.

(b)           Permit any Unrestricted Subsidiary to hold any Equity Interests in, or any Indebtedness of, any Loan Party.

ARTICLE X
Events of Default; Remedies

Section 10.01         Events of Default.  One or more of the following events shall constitute an “Event of Default”:

(a)           the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)           the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

(c)           any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any respect material to the Borrower’s creditworthiness or to the rights or interests of the Lenders when made or deemed made.

(d)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, Section 8.03 or in ARTICLE IX.

(e)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Majority Lenders).

(f)            any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (subject to applicable grace periods), unless such payment is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness (other than Indebtedness in respect of Swap Agreements) or any trustee or agent on its or their behalf to cause any Material Indebtedness (other than Indebtedness in respect of Swap Agreements) to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require any Loan Party to make an offer in respect thereof or there occurs under any Swap Agreement constituting Material Indebtedness an Early Termination Date (as defined in such Swap Agreement) resulting from (A) any event of default under such Swap Agreement as to which the Borrower or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Agreement) or (B) any Termination Event (as so defined) under such Swap Agreement as to which the Borrower or any Restricted Subsidiary is an Affected Party (as so defined).

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Debtor Relief Laws or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)            any Loan party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Laws, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j)            any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)           one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days and for which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party to enforce any such judgment.

(l)            the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Loan Party party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Loan Party or any of their Affiliates shall so state in writing.

(m)          an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

(n)           a Change in Control shall occur.

(o)           the Borrower shall fail to pay any mandatory prepayment or provide additional collateral as provided in Section 3.04(c)

Section 10.02         Remedies.

(a)           In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(k)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by each Loan Party; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Loan Parties accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(k)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party.

(b)           In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)           All collateral, including, without limitation, proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:  first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second, to accrued interest on the Notes; third, to fees; fourth, pari passu amongst (i) Indebtedness owing to a Lender or an Affiliate of a Lender under any Swap Agreement permitted hereby and (ii) principal outstanding on the Notes (to be shared pro rata amongst the Lenders); fifth, to any other Indebtedness; sixth, to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI
The Administrative Agent

Section 11.01         Appointment; Powers.  Each of the Lenders and the Issuing Bank hereby irrevocably appoints Wells Fargo Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any of its Subsidiaries shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 11.02         Duties and Obligations of Administrative Agent.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties under the Loan Documents shall be administrative in nature.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

Section 11.03         Action by Administrative Agent.  The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders.  If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.  In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04         Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05         Subagents.  The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 11.06         Resignation or Removal of Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Majority Lenders (where applicable) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York or San Francisco, California, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this ARTICLE XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.  If the Administrative Agent is an Impacted Lender due to the circumstances described in clause (vi) of the definition of Impacted Lender, the Majority Lenders shall have the right to appoint a successor Administrative Agent which shall be a commercial bank or trust company that is, if no Event of Default exists, reasonably acceptable to the Borrower.  If no successor Administrative Agent has been so appointed and shall have accepted such appointment by the 20th Business Day after the date the Administrative Agent became an Impacted Lender due to the circumstances described in clause (vi) of the definition of Impacted Lender, the Administrative Agent shall be deemed to have been replaced and the Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and under any other Loan Document until such time, if any, as the Majority Lenders appoint a successor Administrative Agent as provided above. After the Administrative Agent is replaced in accordance with this Section 11.06, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such replaced Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while such replaced Administrative Agent was acting as Administrative Agent.

Section 11.07         Administrative Agent as Lenders.  Wells Fargo, serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not Administrative Agent hereunder.

Section 11.08         No Reliance.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09         Authority of Administrative Agent to Release Collateral and Liens.  Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.  Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.

Section 11.10         Co-Syndication Agents and Co-Documentation Agents.  The Lenders identified in this Agreement as Co-Syndication Agents and as Co-Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.  Without limiting the foregoing, the Co-Syndication Agents and the Co-Documentation Agents shall not have or be deemed to have a fiduciary relationship with any Lender.

Section 11.11         Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b)   to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE XII
Miscellaneous

Section 12.01         Notices.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or, to the extent permitted in Sections 2.08(b), 2.09(b), 8.01 and 12.01(b), transmitted by electronic communication, as follows:

(i)            if to the Borrower, to it at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203, Attention of Matthew J. Purchase (Telecopy No. 303/861-0934) (E-mail Address: mpurchase@SM-Energy.com);

(ii)           if to the Administrative Agent, to it at 1700 Lincoln, Sixth Floor, MAC C7300-061, Denver, Colorado 80202, Attention of Joseph Rottinghaus (Telecopy No. 303/863-5196), with a copy to Wells Fargo Bank, National Association, 1525 West W.T. Harris Blvd - 1B1, Mailcode: MACD1109-019, Charlotte, NC 28262, Attention of Agency Services (Telecopy No. 704/590-2782) (E-mail Address: agencyservices.requests@wachovia.com);

(iii)          if to the Issuing Bank, to it at, 1700 Lincoln, Sixth Floor, MAC C7300-061, Denver, Colorado 80202, Attention of Joseph Rottinghaus (Telecopy No. 303/863-5196);

(iv)          if to the Swingline Lender, to it at the address set forth in clause (ii) above; or

(v)           if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02         Waivers; Amendments.

(a)           No failure on the part of the Administrative Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)           Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of the Borrowing Base Increase Lenders, modify Section 2.07 without the written consent of all of the Lenders, or decrease or maintain the Borrowing Base then in effect under Section 2.07, without the written consent of the Supermajority Lenders (other than any Impacted Lender), (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b), Section 4.01(c) or Section 10.02(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) change the definition of the term “Material Subsidiary” or “Substantial Portion”, without the written consent of each Lender (other than any Impacted Lender), (vii) release any Guarantor (except as set forth in the Guaranty Agreement), release all or substantially all of the collateral, or reduce the percentage set forth in Section 8.14 to less than 75%, without the written consent of each Lender (other than any Impacted Lender), (viii) change any of the provisions of this Section 12.02(b) or the definition of “Borrowing Base Increase Lenders” or the definition of “Majority Lenders” or the definition of “Supermajority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Impacted Lender) or (ix) increase the Aggregate Commitment above the Maximum Credit Amount without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Swingline Lender or the Issuing Bank, as the case may be.  Notwithstanding the foregoing, any supplement to Schedule 7.15 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.  Notwithstanding the foregoing, the Commitment and outstanding Borrowings of any Impacted Lender shall be disregarded for all purposes of any determination of whether the requisite Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 12.02); provided that, except as set forth in Sections 12.02(b)(vi), (vii) and (viii), any waiver, amendment or modification requiring the consent of all Lenders shall require the consent of such Impacted Lender.

Section 12.03         Expenses, Indemnity; Damage Waiver.

(a)           The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof

(whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE SWINGLINE LENDER AND EACH OTHER LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE DIRECTLY ARISING OUT OF, DIRECTLY IN CONNECTION WITH, OR DIRECTLY AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY RESTRICTED SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE

LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY GUARANTOR AGAINST AN INDEMNITEE FOR A MATERIAL BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, IF THE BORROWER OR SUCH GUARANTOR HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

(c)           To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Swingline Lender or the Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender or the Issuing Bank in its capacity as such.

(d)           To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)           All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

Section 12.04         Successors and Assigns.

(a)           The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i)  Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)           the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and, after giving effect thereto, the assigning Lender shall have commitments and Loans aggregating at least $5,000,000, in each case, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D)          the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E)           in the case of an assignment to a CLO, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 12.02 that affects such CLO; and

(F)           no assignment shall be made to (1) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (2) a natural Person.

(iii)          Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iv)          The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Notwithstanding any other provision in any Loan Document to the contrary, the entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(v)           Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)           (i)           Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant.  In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03.  Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a

Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender.

(d)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)           Notwithstanding any of the foregoing, the Borrower will not and will not permit any of its Affiliates to assume, purchase, or otherwise acquire, directly or indirectly, all or any portion of any Lender’s rights and obligations under this Agreement (including all or any portion of any Lender’s Commitment and Loans).  Notwithstanding any of the foregoing, no Lender shall assign, sell, sell participations, or otherwise dispose, directly or indirectly, of all or any portion of any its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it) to the Borrower or to any of the Borrower’s Affiliates.

Section 12.05         Survival; Revival; Reinstatement.

(a)           All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and ARTICLE XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)           To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06         Counterparts; Integration; Effectiveness.

(a)           This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.   Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

(b)           This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

(c)           Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07         Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08         Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of any Loan Party owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured.  The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09         GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a)           THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)           THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS AND HEREBY CONFERS AN IRREVOCABLE SPECIAL POWER, AMPLE AND SUFFICIENT, TO CORPORATION SERVICE COMPANY, WITH OFFICES ON THE DATE HEREOF AT DENVER, COLORADO AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING IN NEW YORK TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO THE BORROWER SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON.  IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER

AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION.  EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d)           EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10         Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11         Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, partners, members, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same (or at least as restrictive)

as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding anything herein to the contrary, “Information” shall not include, and the Borrower, the Borrower’s Subsidiaries, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of the aforementioned Persons), and any other party, may disclose to any and all Persons, without limitation of any kind (a) any information with respect to the U.S. federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding the U.S. federal or state income tax treatment of such transactions (“tax structure”), which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or tax structure, and (b) all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment or tax structure.

Section 12.12         Interest Rate Limitation.  It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows:  (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12.

Section 12.13         EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14         Existing Credit Agreement

(a)        On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall be replaced hereby; provided that the Borrower, the Administrative Agent and the Lenders agree that (i) on the date of the initial funding of Loans hereunder, the loans and other Debt of the Borrower under the Existing Credit Agreement shall be renewed, rearranged, modified and extended with the proceeds of the initial funding and the “Commitments” of the lenders under the Existing Credit Agreement shall be superseded by this Agreement and terminated (except as otherwise expressly provided in Section 12.05(a) of the Existing Credit Agreement with respect to the survival of certain covenants and agreements made by the Borrower in the Existing Credit Agreement), (ii) the Existing Credit Agreement shall continue to evidence the representations and warranties made by the Borrower prior to the Effective Date, (iii) except as expressly stated herein or amended, the other Loan Documents are ratified and confirmed as remaining unmodified and in full force and effect with respect to all Indebtedness, (iv) the Existing Credit Agreement shall continue to evidence and govern any action or omission performed, required to be performed or approved pursuant to the Existing Credit Agreement prior to the Effective Date (including, without limitation, any failure, prior to the Effective Date, to comply with the covenants contained in the Existing Credit Agreement and any permitted releases of collateral) and any act, omission or event to occur or measured by any date or period of time commencing on, or including any date or period prior to, the Effective Date and (v) the terms and provisions of the Existing Credit Agreement shall continue in full force and effect to the extent provided in clause (d) of this Section 12.14.  The amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Credit Agreement existing prior to the Effective Date.  This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any portion of such obligations and liabilities.

(b)        The terms and conditions of this Agreement and the Administrative Agent’s, the Lenders’ and the Issuing Banks’ rights and remedies under this Agreement and the other Loan Documents shall apply to all of the Indebtedness incurred under the Existing Credit Agreement and the Letters of Credit issued thereunder.

(c)        On and after the Effective Date, (i) all references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Loan Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Credit Agreement or in any Loan Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby.

(d)        This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless specifically amended hereby or by any other Loan Document.

(e)        The undersigned waive any right to receive any notice of such termination and any right to receive any notice of prepayment of amounts owed under the Existing Credit Agreement.  Each Lender that was a party to the Existing Credit Agreement hereby agrees to return to the Borrower, with reasonable promptness, any promissory note delivered by the Borrower to such Lender in connection with the Existing Credit Agreement.

Section 12.15         Collateral Matters; Swap Agreements.  The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to those Lenders or their Affiliates which are counterparties to any Swap Agreement with the Borrower or any of its Subsidiaries on a pro rata basis in respect of any obligations of the Borrower or any of its Subsidiaries which arise under any such Swap Agreement while such Person or its Affiliate is a Lender, but only while such Person or its Affiliate is a Lender, including any Swap Agreements between such Persons in existence prior to the date hereof.  No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

Section 12.16         No Third Party Beneficiaries.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever.  There are no third party beneficiaries.

Section 12.17         USA Patriot Act Notice.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	SM ENERGY COMPANY

	By:	/s/ A. WADE PURSELL
	Name:	A. Wade Pursell
	Title:	Executive Vice President and Chief Financial Officer

AGENTS AND LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, Individually and as Administrative Agent

	By:	/s/ RICHARD GAN
	Name:	Richard Gan
	Title:	Managing Director

BANK OF AMERICA, N.A., Individually and as Co-Syndication Agent

By:	/s/ STEPHEN J. HOFFMAN
Name:	Stephen J. Hoffman
Title:	Managing Director

JP MORGAN CHASE BANK, N.A., Individually and as Co-Syndication Agent

By:	/s/ BRIAN ORLANDO
Name:	Brian Orlando
Title:	Authorized Officer

COMPASS BANK

By:	/s/ GREG DETERMANN
Name:	Greg Determann
Title:	Senior Vice President

COMERICA BANK, Individually and as Co-Documentation Agent

By:	/s/ PAUL J. EDMONDS
Name:	Paul J. Edmonds
Title:	Vice President

BARCLAYS BANK PLC

By:	/s/ DAVID BARTON
Name:	David Barton
Title:	Director

ROYAL BANK OF CANADA

By:	/s/ DON J. MCKINNERNEY
Name:	Don J. McKinnerney
Title:	Authorized Signatory

BOKF, NA DBA BANK OF OKLAHOMA

By:	/s/ GUY C. EVANGELISTA
Name:	Guy C. Evangelista
Title:	Senior Vice President

BANK OF SCOTLAND PLC, NEW YORK BRANCH

By:	/s/ JULIA R. FRANKLIN
Name:	Julia R. Franklin
Title:	Assistant Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ ERIC BROUSSARD
Name:	Eric Broussard
Title:	Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ MICHAEL GETZ
Name:	Michael Getz
Title:	Vice President

By:	/s/ MARCUS M. TARKINGTON
Name:	Marcus M. Tarkington
Title:	Director

GOLDMAN SACHS BANK USA

By:	/s/ MARK WALTON
Name:	Mark Walton
Title:	Authorized Signatory

KEYBANK NATIONAL ASSOCIATION

By:	/s/ DAVID MORRIS
Name:	David Morris
Title:	Vice President

THE BANK OF NOVA SCOTIA

By:	/s/ JOHN FRAZELL
Name:	John Frazell
Title:	Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ DARIA MAHONEY
Name:	Daria Mahoney
Title:	Vice President

ANNEX I
LIST OF COMMITMENTS

Name of Lender	Applicable Percentage	Commitment
Wells Fargo Bank, National Association	10.00%	$100,000,000
Bank of America, N.A.	10.00%	$100,000,000
JPMorgan Chase Bank, N.A.	10.00%	$100,000,000
Compass Bank	7.50%	$75,000,000
Comerica Bank	7.50%	$75,000,000
Barclays Bank PLC	7.50%	$75,000,000
Royal Bank of Canada	7.50%	$75,000,000
BOKF, NA dba Bank of Oklahoma	5.00%	$50,000,000
Bank of Scotland plc, New York Branch	5.00%	$50,000,000
Capital One, National Association	5.00%	$50,000,000
Deutsche Bank Trust Company Americas	5.00%	$50,000,000
Goldman Sachs Bank USA	5.00%	$50,000,000
KeyBank National Association	5.00%	$50,000,000
The Bank of Nova Scotia	5.00%	$50,000,000
U.S. Bank National Association	5.00%	$50,000,000
TOTAL	100.00%	$1,000,000,000

Annex 1 - 1

EXHIBIT A
[FORM OF] NOTE

[$ ]	[ ], 201[ ]

FOR VALUE RECEIVED, SM Energy Company, a Delaware corporation (the “Borrower”) hereby promises to pay to [                                                            ] (the “Lender”), at the principal office of Wells Fargo Bank, National Association (the “Administrative Agent”), at [                                                            ], the principal sum of [                                                            ] Dollars ($[                ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books.  Failure to make any such notation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans.

This Note is one of the Notes referred to in the Fourth Amended and Restated Credit Agreement dated as of May 27, 2011 among the Borrower, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”).  Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents.  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SM ENERGY COMPANY

By:
Name:
Title:

Exhibit A -1

EXHIBIT B
[FORM OF]
COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [                                                 ] of SM Energy Company, a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate in the foregoing capacity and on behalf of the Borrower.  With reference to the Fourth Amended and Restated Credit Agreement dated as of May 27, 2011 (together with all amendments, supplements or restatements thereto being the “Agreement”) among the Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)           The representations and warranties of the Borrower contained in Article VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

(b)           The Borrower has performed and complied in all material respects with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify default and describe].

(c)           Since [                         ], 201[  ], no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Material Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

(d)           There exists no Default or Event of Default [or specify Default and describe].

(e)           Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending [                         ], 201[  ].

(f)            The representations and warranties of the Borrower contained in Section 8.14 of the Agreement were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof.

(g)           The representations and warranties of the Borrower contained in Section 8.12(a) of the Agreement were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof.  These representations and warranties specifically include that the Reserve Report dated

Exhibit B - 1

as of December 31, 2010, is and was true and accurate, and prepared in accordance with procedures used in the immediately preceding December 31 Reserve Report.

EXECUTED AND DELIVERED this [          ] day of 201[  ].

SM ENERGY COMPANY

By:
Name:
Title:

Exhibit B - 2

EXHIBIT C
SECURITY INSTRUMENTS

1.                                       Reaffirmation Agreement dated as of April 10, 2008, by the Borrower in favor of the Administrative Agent.

2.                                       Reaffirmation Agreement dated as of April 14, 2009, by the Borrower in favor of the Administrative Agent.

3.                                       Reaffirmation Agreement dated as of even date herewith, by the Borrower in favor of the Administrative Agent.

4(a).        Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, from St. Mary Land & Exploration Company et al. to First American Title Company of Utah, Trustee and Bank of America, N.A., Agent, dated May 2, 2002.

Jurisdiction	File/Entry No.	Book/Page	Date Filed
Cameron Parish, LA	#2758140	MOB 269	5/22/02
Cameron Parish, LA (Act of Correction)	#277008	MOB 271	8/15/02
Claiborne Parish, LA	#404428	MOB 430, Page 94	5/23/02
Claiborne Parish, LA (Act of Correction)	#404924	MOB 432, Page 299	7/9/02
Iberia Parish, LA	#02-7059	MOB A891	5/22/02
Lincoln Parish, LA	#038438	MOB 783, Page 154	5/22/02
Lincoln Parish, LA (Act of Correction)	#039540	MOB 786, Page 383	7/8/02
Pointe Coupee Parish, LA		MOB 313, Page 27	6/19/02
St. Mary Parish, LA	#251,111	MOB 912, Page 563	5/22/02
St. Mary Parish, LA (Act of Correction)	#251,850	MOB 917, Page 382	7/9/02
Union Parish, LA	#2002-00308589	MOB 533, Page 459	5/22/02
Union Parish, LA (Act of Correction)	#2002-00309997	MOB 538, Page 548	8/21/02

Exhibit C- 1

Jurisdiction	File/Entry No.	Book/Page	Date Filed
Vermilion Parish, LA	#20206340		5/22/02
Vermilion Parish, LA (Act of Correction)	#20209765		8/15/02
Roosevelt County, MT	#512014	Book B-174, Page 1	5/23/02
Sheridan County, MT	#457810	Book 602, Page 963	5/23/02
Eddy County, NM	#0205725	Book 458, Page 1049	5/30/02
Lea County, NM	#22218	Volume 1148, Page 342	5/22/02
Billings County, ND	#118336	Book 91, Page 627	6/4/02
Bottineau County, ND	#357094	Book 288, Page 397	5/22/02
McKenzie County, ND	#342457		5/30/02
Williams County, ND	#601345		5/22/02
Beaver County, OK	#2002-1598	Book 1081, Page 174	5/22/02
Beckham County, OK	#03511	Book 1740, Page 1	5/22/02
Caddo County, OK	#023865	Book 2388, Page 495	5/22/02
Canadian County, OK	#2002013463	Book 2572, Page 483	5/22/02
Coal County, OK	#13047	Book 610, page 722	5/23/02
Comanche County, OK	#2002009236	Book 3807, Page 39	5/22/02
Custer County, OK	#2846	Book 1167, Page 203	5/22/02
Grady County, OK	#06935	Book 3380, Page 391	5/22/02
Roger Mills County, OK	#2002-2102	Book 1678, Page 461	5/23/02

Exhibit C- 2

Jurisdiction	File/Entry No.	Book/Page	Date Filed
Washita County, OK	#2511	Book 942, Page 394	5/23/02
Brazoria County, TX	#02-029059		6/10/02
Coke County, TX	#006404	Book 156, Page 87	6/10/02
Henderson County, TX	#0010103	Book 2195, Page 399	6/11/02
Jefferson County, TX	#2002021337		6/10/02
Limestone County, TX	#022686	Book 1085, Page 817	6/10/02
Nueces County, TX	#2002027462		6/10/02
Red River County, TX	#20464	Book 521, Page 772	6/19/02
Runnels County, TX	#1232	Book 208, Page 559	6/10/02
Shelby County, TX	#2002 2938	Book 940, Page 451	6/10/02
Ward County, TX	#1594	Book 725, Page 583	6/11/02
Uintah County, UT	#2002004250	Book 800, Page 17	6/10/02
Carbon County, WY	#0899162	Book 1020, Page 116	6/10/02

UCC Financing Statements

St. Mary Energy Company	Filed: Delaware
Original Filing #2166787 6
Filed: June 6, 2002

(File Stamped copy returned)	Filed: State of Louisiana
Parish of Pointe Coupee
Original Filing #: 112448
CM Book 26
Filed: June 3, 2002

Nance Petroleum Corporation	Filed: State of Montana
(No file stamped copy returned)	Original Filing #: 68711760

Exhibit C- 3

Filed 06/06/2002

St. Mary Minerals Inc.	Filed: State of Colorado
(File Stamped copy returned)	Original Filing #: 20022059855
Filed: 06/06/2002

Roswell, L.L.C.	Filed: State of Texas
(File Stamped copy returned)	Document #: 12464920002
Original Filing #: 02-0032813251
Filed: 6/06/2002

St. Mary Operating Company	Filed: State of Colorado
(File Stamped copy returned)	Original Filing #: 20022059856
Filed: 06/06/2002

(File Stamped copy returned)	Filed: State of Louisiana
Parish of Pointe Coupee
Original Filing #: 112450
CM Book 26
Filed: June 3, 2002

Parish Corporation	Filed: State of Colorado
Original Filing #20022060343 M
Date Filed: June 7, 2002

Four Winds Marketing	Filed: State of Colorado
Original Filing #20022060345 M
Date Filed: June 7, 2002

St. Mary Land & Exploration Company	Filed: Delaware
Original Filing #2166800 7
Date Filed: June 6, 2002

(File Stamped copy returned)	Filed: State of Louisiana
Parish of Pointe Coupee
Original Filing #112449,
CM Book 26
Filed: June 3, 2002

4(b).        Assignment of Undivided Interest in Notes and Liens dated effective as of January 27, 2003, from Bank of America, N.A., as Agent, to Wachovia Bank, National Association, as Administrative Agent.

Jurisdiction	File/Entry No.	Book/Page	Date Filed
Cameron Parish, LA	279313	MB275	01-31-03

Exhibit C- 4

Jurisdiction	File/Entry No.	Book/Page	Date Filed
Claiborne Parish, LA	406860	445/27	02-03-03
Iberia Parish, LA	03-1413	MB-A928	02-03-03
Lincoln Parish, LA	F44322	MB804/471	02-07-03
Pointe Coupee Parish,		MB324/No. 004	02-03-03
St. Mary Parish, LA	255273	MB939/415	01-31-03
Union Parish, LA	2003-00312604	548/1	01-31-03
Vermilion Parish, LA	20301198		01-31-03
Richland County, MT	516266	D-15/693	01-31-03
Roosevelt County, MT	361850	604/141	02-03-03
Sheridan County, MT	458999	604/1276	01-31-03
Eddy County, NM	0301182	489/1173	01-31-03
Lea County, NM	33256	1202/597	02-03-03
Billings County, ND	119316	093/379	02-04-03
Bottineau County, ND	359180	295/69	02-04-03
McKenzie County, ND	344187		02-04-03
Williams County, ND	604706		02-05-03
Beaver County, OK	1-2003-000418	1094/476	02-04-03
Beckham County, OK	1-2003-000916	1763/203	02-03-03
Caddo County, OK	030893	2430/128	02-03-03
Canadian County, OK	2003003217	2680/34-50	02-03-03
Coal County, OK	14749	616/281-312	01-31-03
Comanche County, OK	2003002045	3982/242-258	01-31-03
Custer County, OK	1-2003-000659	1192/465-495	02-03-03
Grady County, OK	1679	3456/415	02-03-03
Roger Mills County, OK	1-2003-000429	1700/1	02-03-03
Washita County, OK	525	955/150-503	02-03-03
Brazoria County, TX	03 006330		01-31-03
Coke County, TX	7139	161/278	02-03-03
Henderson County, TX	0001832	2263/882	01-31-03
Jefferson County, TX	2003003622		01-31-03

Exhibit C- 5

Jurisdiction	File/Entry No.	Book/Page	Date Filed
Limestone County, TX	030550	1103/817	02-03-03
Nueces County, TX	2003004977		01-31-03
Red River County, TX	22401	530/722	01-31-03
Runnels County, TX	214	217/166	02-04-03
Shelby County, TX	2003-489	955/216	01-31-03
Ward County, TX	195	735/418	01-31-03
Uintah County Recorder, UT	2003000752	825/749-762	01-31-03
Carbon County, WY	0902114	1032/0059	02-04-03

4(c).        UCC-3 Financing Statement (Assignments) from Bank of America, N.A., as Agent.

Jurisdiction	File No.	Book/Page	Date Filed
Colorado Secretary of State
St. Mary Minerals Inc.	20032011716C		01-31-03
St. Mary Operating Company	20032011717C		01-31-03
Parish Corporation	20032011714C		01-31-03
Four Winds Marketing	20032011715C		01-31-03
Delaware Secretary of State
St. Mary Land & Exploration Company	3027304 8		01-30-03
St. Mary Energy Company	3027306 3		01-30-03
Montana Secretary of State
Nance Petroleum Corporation	71827348		02-05-03
Pointe Coupe Parish, LA
St. Mary Land & Exploration Company	113028	CM26	01-31-03
St. Mary Energy Company	113030	CM26	01-31-03
St. Mary Operating Company	113029	CM26	01-31-03
Texas Secretary of State
Roswell, L.L.C.	03-32011718 C		01-30-03

Exhibit C- 6

4(d).        First Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of January 27, 2003, from St. Mary Land & Exploration Company, et al.

Jurisdiction	File No.	Book/Page	Date Filed
Cameron Parish, LA	279314	MB275	01-31-03
Claiborne Parish, LA	406861	445/39	02-03-03
Iberia Parish, LA	03-1414	MB-A928	02-03-03
Lincoln Parish, LA	F44323	MB804/490	02-04-03
Pointe Coupee Parish, LA		MB324/No. 005	02-03-03
St. Mary Parish, LA	255274	MB939/427	01-31-03
Union Parish, LA	2003-00312605	548/15	01-31-03
Vermilion Parish, LA	20301199		01-31-03
Richland County, MT	516267	B178/584	01-03-03
Roosevelt County, MT	361851	604/142	02-03-03
Sheridan County, MT	459000	604/1307	01-31-03
Eddy County, NM	0301183	489/1185	01-31-03
Lea County, NM	33257	1202/609	02-03-03
Billings County, ND	119317	093/393	02-04-03
Bottineau County, ND	359181	295/83	02-04-03
McKenzie County, ND	344188		02-04-03
Williams County, ND	604707		02-05-03
Beaver County, OK	1-2003-000419	1094/492	02-04-03
Beckham County, OK	1-2003-000917	1763/414	02-03-03
Caddo County, OK	030894	2430/161	2-03-03
Canadian County, OK	2003003218	2680/51-79	2-03-03
Coal County, OK	14750	616/313-356	01-31-03
Comanche County, OK	2003002051	3982/264-292	01-31-03
Custer County, OK	1-2003-000660	1192/496-538	02-03-03
Grady County, OK		3456/472	02/03/03
Roger Mills County, OK	1-2003-000430	1700/66	02-03-03
Washita County, OK	525	955/540-870	02-03-03

Exhibit C- 7

Jurisdiction	File No.	Book/Page	Date Filed
Brazoria County, TX	03 006331		01-31-03
Coke County, TX	007140	161/288	02-03-03
Henderson County, TX	0001833	2264/001	01-31-03
Jefferson County, TX	2003003623		01-31-03
Limestone County, TX	030551	1103/829	02-03-03
Nueces County, TX	2003004978	24	01-31-03
Red River County, TX	22402	530/734	01-31-03
Runnels County, TX	215	217/174	02-04-03
Shelby County, TX	2003-490	955/228	01-31-03
Ward County, TX	196	735/430	1-31-03
Uintah County Recorder, UT	2003000753	825/763/788	01-31-03
Carbon County, WY	0902115	1032/0060	02-04-03

4(e).        Second Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 16, 2003, from St. Mary Land & Exploration Company, et al.

Jurisdiction	File/Entry No.	Book/Page	Date Filed
Cameron Parish, LA	280347	278	4/25/03
Claiborne Parish, LA	407719	452/35	4-23-03
Pointe Coupee Parish,		328/104	4-23-03
St. Mary Parish, LA	256,817	949/140	4-23-03
Vermilion Parish, LA	20305083		4-29-03
Eddy County, NM		503/0917	5-08-03
Lea County, NM	37323	1220/841	4-28-03
Bottineau County, ND	359989	298/24	5-03-03
Beckham County, OK	1-2003-004011	1772/286	4-25-03
Caddo County, OK	033653	2440/481-514	4-29-03
Coal County, OK	15617	619/74-129	4-28-03
Custer County, OK	1-2003-002720	1202/345-373	5-01-03
Grady County, OK	6012	3483-150	4-23-03

Exhibit C- 8

Jurisdiction	File/Entry No.	Book/Page	Date Filed
Roger Mills County, OK	2003-001893	1708/217-245	4-25-03
Washita County, OK	2132	960/895-939	4-25-03
Brazoria County, TX	03024211		4-24-03
Shelby County, TX	2003-1818	B-960-699-726	4-24-03
Carbon County, WY	0903151	B-1036/P-0061	4-25-03

4(f).         Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 7, 2005, from St. Mary Land & Exploration Company, et al.

Jurisdiction	File/Entry No.	Book/Page	Date Filed
Bienville Parish, LA	20051586		4-14-05
Claiborne Parish, LA	415336	502/128	4-14-05
Lincoln Parish, LA	063713	875/179	4-15-05
Union Parish, LA	2005-00326133	597/91	4-18-05
Billings County, ND	124015		6-27-05
Bottineau County, ND	365951		4-25-05
Bowman County, ND	161240		4-26-05
Burke County, ND	206034	178/309	4-25-05
Divide County, ND	230283	232M/638	5-6-05
Dunn County, ND	3013067	B-147/P-43	6-24-05
Golden Valley County, ND	92123		4-25-05
Stark County, ND	3037098		4-25-05
Williams County, ND	623256		4-19-05
Canadian County, OK	20058762	3049/641-665	4-18-05
Sweetwater County, WY	1439819	1025/559-78	4-19-05

4(g).        Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 14, 2009 from St. Mary Land & Exploration Company

Exhibit C- 9

Jurisdiction	File No.	Book/Page	Date Filed
Bienville Parish, LA	#2009 1537		4/29/09
Cameron Parish, LA	#315253		4/29/09
Claiborne Parish, LA	#434334	MOB 593, Page 282	4/29/09
Iberia Parish, LA	#2009-00005005	MOB 1316, Page 203	5/4/09
Lincoln Parish, LA	#F104101	MOB 981, Page 197	4/29/09
St. Mary Parish, LA	#293658	MOB 1201, Page 693	4/29/09
Union Parish, LA	#2009-00350696	MOB 675, Page 314	5/4/09
Vermilion Parish, LA	#20904251		4/29/09
Richland County, MT		Book B217, Page 622	5/4/09
Roosevelt County, MT	#380976		5/1/09
Sheridan County, MT		Book 624, Page 505	5/1/09
Eddy County, NM		Book 775, page 1037	5/4/09
Lea County, NM		Book 1629, Page 850	5/4/009
Billings County, ND	#131331		5/11/09
Bottineau County, ND	#380937		6/12/09
Bowman County, ND	#167880		5/5/09
Burke County, ND	#224265		5/4/09
Divide County, ND	#244261		5/8/09
Dunn County, ND	#3036114		5/14/09
Golden Valley County, ND	#96045		6/4/09
McKenzie County, ND	#388555		5/5/09
Stark County, ND	#3063297		5/29/09
Williams County, ND	#668835		6/1/09
Beaver County, OK		Book 1207, Page	5/1/09

Exhibit C- 10

Jurisdiction	File No.	Book/Page	Date Filed
655
Beckham County, OK		Book 1975, Page 438	5/4/09
Caddo County, OK		Volume 2728, Page 7	5/4/09
Canadian County, OK		Book 3551, Page 21	5/7/09
Coal County, OK		Book 740, Page 471	5/1/09
Comanche County, OK		Book 5876, Page 106	5/1/09
Custer County, OK		Book 1432, Page 300	5/1/09
Grady County, OK		Book 4178, Page 1	5/1/09
Roger Mills County, OK		Book 1956, Page 1	5/1/09
Washita County, OK		Book 1137, page 22	5/5/09
Brazoria County, TX	#2009018426		4/30/09
Coke County, TX		Volume 222, Page 291	5/1/09
Henderson County, TX	#2009-00006797		5/4/09
Jefferson County, TX	#2009015486		4/30/09
Limestone County, TX		Volume 1310, Page 615	5/4/09
Nueces County, TX	#2009016780		5/4/09
Red River County, TX		Volume 630, Page 185	5/1/09
Runnels County, TX		Volume 316, Page 315	5/1/09
Shelby County, TX	#2009003537		5/5/09
Ward County, TX		Volume 860, Page 776	5/4/09

Exhibit C- 11

Jurisdiction	File No.	Book/Page	Date Filed
Uintah County, UT		Book 1142, Page 590	5/4/09
Carbon County, WY		Book 1174,, Page 118	5/8/09
Sweetwater County, WY		Book 1143/Page 423	5/11/09

5(a).        Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of January 27, 2003, from St. Mary Land & Exploration Company, et al, covering the Burlington Properties.

Jurisdiction	File No.	Book/Page	Date Filed
Richland County, MT	516268	B178/625	01-31-03
Roosevelt County, MT	361852	604/143	02-03-03
Rosebud County, MT	0093439	103/573	02-04-03
Sheridan County, MT	459001	604/1351	01-31-03
Wibaux County, MT	0100404	31/394	02-03-03
Billings County, ND	119318	093/419	02-04-03
Bowman County, ND	158041		02-03-03
Burke County, ND	202024	174/41	02-04-03
Divide County, ND	224437	218M/224	02-03-03
Dunn County, ND	3007810	B137/1	02-04-03
Golden Valley County, ND	89737		02-04-03
McKenzie County, ND	344189		02-04-03
Stark County, ND	3021953		02-03-03

5(b).        UCC-1 Financing Statement naming NPC, Inc., as Debtor, and Wachovia Bank, National Association, as Secured Party.

Jurisdiction	File No.	Book/Page	Date Filed
Colorado Secretary of State	20032011718 C		01-31-03

Exhibit C- 12

5(c).        First Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 16, 2003, from St. Mary Land & Exploration Company, et al.

Jurisdiction	File No.	Book/Page	Date Filed
Richland County, MT	518181	180/307-350	4-25-03
Roosevelt County, MT	362400	604/207	4-25-03
Sheridan County, MT	459308	605/766	4-24-03
Billings County, ND	119518	94/115	4-25-03
Bowman County, ND	158346		4-24-03
Divide County, ND	224847	219M/146	5-27-03
Dunn County, ND	3008107	/1 of 25	4-29-03
McKenzie County, ND	344998		5-02-03
Stark County, ND	3023766	/1 of 23	4-30-03

5(d).        Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 14, 2009 from St. Mary Land & Exploration Company, covering the Burlington Properties.

Jurisdiction	File No.	Book/Page	Date Filed
Richland County, MT		Book B217, Page 696	5/4/09
Roosevelt County, MT	#380977		5/1/09
Rosebud County, MT		Book 125, Page 784	5/4/09
Sheridan County, MT		Book 624, Page 555	5/1/09
Wibaux County, MT		Book 1, Page 796	5/1/09
Billings County, ND	#131332		5/11/09
Bowman County, ND	#167879		5/5/09
Burke County, ND	#224264		5/4/09
Divide County, ND	#244260		5/8/09
Dunn County, ND	#3036113		5/14/09
Golden Valley County, ND	#96044		6/4/09

Exhibit C- 13

Jurisdiction	File No.	Book/Page	Date Filed
McKenzie County, ND	#388554		5/5/09
Stark County, ND	#3063296		5/29/09

6(a).        Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 16, 2003, from St. Mary Land & Exploration Company, et al.

Jurisdiction	File No.	Book/Page	Date Filed
Bienville Parish, LA	20031493	371/21	4-23-03
LaSalle Parish, LA	188236	262, 279/292, 452	4-25-03
Carbon County, MT	306896		4-24-03
Glacier County, MT	252494	69/283	4-24-03
Powder River County, MT	128180	69/0546	4-24-03
Stillwater County, MT	312063		4-24-03
Toole County, MT	348946	66/741	4-24-03
Ward County, ND	2817213	Pgs 1-54	4-25-03
Williams County, ND	605875	1-56	4-29-03
Renville County, ND	178019	171/293	4-25-03
Dewey County, OK	001261	1191/94	4-24-03
Stephens County, OK	00055546	2820/272	5-07-03
Schleicher County, TX	080705	434/682	5-05-03
Galveston County, TX	2003025934	###-##-####	4-23-03
Campbell County, WY	815203	1862/418-531	4-25-03
Converse County, WY	892472	1219/800	5-08-03
Crook County, WY	561879	405/536	4-25-03
Fremont County, WY	1242358		6-24-03
Hot Spring County, WY	449338	100/703-757	4-30-03
Johnson County, WY	013622	295/325-379	4-25-03
Lincoln County, WY	889463	518/747	4-24-03
Natrona County, WY	0715663	/1 of 61	5-06-03
Niobrara County, WY	380587	413/0354	4-24-03

Exhibit C- 14

Jurisdiction	File No.	Book/Page	Date Filed
Sweetwater County, WY	1385265	0973/1730	5-02-03
Sublette County, WY	296777	100/83	4-25-03
Uinta County, WY	113005	795/417-468	4-24-03
Washakie County, WY	499528	93/769-820	4-24-03
Weston County, WY	659277	263/985	4-25-03

6(b).        Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 14, 2009 from St. Mary Land & Exploration Company.

Jurisdiction	File No.	Book/Page	Date Filed
Bienville Parish, LA	#2009 1538		4/29/09
LaSalle Parish, LA	#211645	MOB 326, Page 531	5/4/09
Carbon County, MT	#337044		5/1/09
Glacier County, MT		Book 72, Page 487	5/26/09
Powder River County, MT		Book 83, Page 51	5/5/09
Stillwater County, MT	#340083		5/1/09
Toole County, MT	#360281	Book 68, Page 33	5/1/09
Renville County, ND	#189021	Book 188, Page 145	5/8/09
Ward County, ND	#2897745		5/26/09
Williams County, ND	#668834		6/1/09
Dewey County, OK		Book 1331, Page 2	5/1/09
Stephens County, OK		Book 3863, Page 150	5/4/09
Galveston County, TX	#2009022990		5/1/09
Schleicher County, TX	#20090000317		5/1/09
Campbell County, WY		Book 2445, Page 1	5/11/09
Converse County, WY		Book 1365, Page	5/5/09

Exhibit C- 15

Jurisdiction	File No.	Book/Page	Date Filed
244
Crook County, WY		Book 484, Page 221	5/7/09
Fremont County, WY	#2009-1322249		5/11/09
Hot Spring County, WY		Book 136, Page 54	5/18/09
Johnson County, WY		Book 88A-197, Page 647	5/4/09
Lincoln County, WY		Book 721, Page 859	5/4/09
Natrona County, WY	#866389	5/14/09
Niobrara County, WY		Book 441, Page 373	5/5/09
Sublette County, WY		Book 140, Page 352	5/11/09
Sweetwater County, WY		Book 1143/Page 482	5/11/09
Uinta County, WY	#R147642	Book 932, Page 160	5/4/09
Washakie County, WY		Book 117, Page 889	5/4/09
Weston County, WY		Book 314, Page 678	5/4/09

7(a).        Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 16, 2003, from St. Mary Land & Exploration Company, et al.

Jurisdiction	File No.	Book/Page	Date Filed
Cheyenne County, CO	2003-221982	1-51	4-25-03
Moffat County, CO	2003L-1925	1 of 60	4-24-03
Harding County, SD	03-327	103 O &G/79-129	4-29-03
Nye County, NV	561302		4-24-03

Exhibit C- 16

7(b).                        Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 14, 2009 from St. Mary Land & Exploration Company.

Jurisdiction	File No.	Book/Page	Date Filed
Cheyenne County, CO	#228698		5/4/09
Moffat County, CO	#20091803		5/4/09
Nye County, NV	#726534		5/1/09
Harding County, SD		Book 124, Page 39	5/11/09

8(a).                         Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of May 4, 2004, from St. Mary Land & Exploration Company, et al.

Jurisdiction	File/Entry No.	Book/Page	Date Filed
Sheridan County, MT	460961	608/800	5-17-04
McKenzie County, ND	348516		5-14-04
Beckham County, OK	I-2004-004556	1811/653	5-14-04
Shelby County, TX	2004-2675	B-989/P-1	5-13-04

8(b).                        Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 14, 2009 from St. Mary Land & Exploration Company.

Jurisdiction	File/Entry No.	Book/Page	Date Filed
Sheridan County, MT	Book 624, Page 538		5/1/09
McKenzie County, ND	#388553		5/5/09
Beckham County, OK	Book 1975, Page 354		5/4/09
Shelby County, TX	#2009003536		5/5/09

9(a).                         Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 7, 2005, from St. Mary Land & Exploration Company, et al.

Exhibit C- 17

Jurisdiction	File No.	Book/Page	Date Filed
Bossier Parish, LA	831932	1472/	4-18-05
Caddo Parish, LA	1970675		4-19-05
DeSoto Parish, LA	616921	319/1	4-14-05
Morehouse Parish, LA	193172	582/183	4-18-05
Natchitoches Parish, LA	M280911/228839	768/261	4-15-05
Webster Parish, LA	477794	602/772	4-15-05
Richland County, MT	529711	192/318	4-18-05
McKenzie County, ND	356243		4-25-05
Mountrail County, ND	315745	717/505	4-14-05
Alfalfa County, OK	031160	581/734	4-15-05
Beckham County, OK	I-2005-003117	1843/675	4-15-05
Blaine County, OK	1640	913/470	4-14-05
Carter County, OK	I-2005-004091	4285/68	4-14-05
Coal County, OK	027249	652/494-558	4-22-05
Ellis County, OK	I-A-009471	706/347-394	04-18-05
Garfield County, OK	4125	1752/927	4-15-05
Grady County, OK	I-2005-005326	3720/91-141	4-15-05
Grant County, OK	608	562/192	4-14-05
Haskell County, OK	301537	681/101-157	4-14-05
Hughes County, OK	003075	1027/1	4-14-05
Latimer County, OK	I-2005-035223	653/178-228	4-14-05
LeFlore County, OK	3842	1552/446	4-14-05
Logan County, OK	3536	1851/45	4-14-05
Murray County, OK	I-2005-001180	767/1-48	4-14-05
Pittsburg County, OK	133088	1372/379-475	4-19-05
Roger Mills, OK	I-2005-003179	1789/349	5-12-05
Seminole County, OK	2563	2697/200	4-14-05
Washita County, OK	I-2005-002861	1009/597	4-15-05
Cass County, TX	37589		4-14-05
Gregg County, TX	200507947		4-14-05

Exhibit C- 18

Jurisdiction	File No.	Book/Page	Date Filed
Houston County, TX	051641		4-14-05
Marion County, TX	1250		4-14-05
Panola County, TX	100387	1262/467	4-15-05
Rusk County, TX	010774	254/432	4-14-05
Smith County, TX	2005-R0017684	7765/818	4-14-05
Sutton County, TX	051971	337/352	4-14-05
Wheeler County, TX	15347	535/583	4-19-05
Albany County, WY	2005-2399		4-14-05
Park County, WY	2005-2693		4-18-05

9(b).                        Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 14, 2009 from St. Mary Land & Exploration Company.

Jurisdiction	File No.	Book/Page	Date Filed
Bossier Parish, LA	#963271		5/4/09
Caddo Parish, LA	#2222435		4/29/09
DeSoto Parish, LA	#662088	MOB 402, Page 83	4/30/09
Morehouse Parish, LA	#217342	MOB 652, Page 319	5/21/09
Natchitoches Parish, LA	#323702	MOB 900, Page 198	5/6/09
Webster Parish, LA	#512076	MOB 712, Page 28	5/5/09
Richland County, MT		Book B217, Page 714	5/4/09
McKenzie County, ND	#388552		5/5/09
Mountrail County, ND	#354639		5/4/09
Alfalfa County, OK		Book 626, Page 78	5/1/09
Beckham County, OK		Book 1975, Page 393	5/4/09

Exhibit C- 19

Jurisdiction	File No.	Book/Page	Date Filed
Blaine County, OK		Book 1010, Page 448	5/1/09
Carter County, OK		Book 4992, Page 155	5/4/09
Coal County, OK		Book 741, Page 1	5/1/09
Ellis County, OK		Book 778, Page 13	5/1/09
Garfield County, OK		Book 1942, Page 295	5/1/09
Grady County, OK		Book 4177, Page 582	5/1/09
Grant County, OK		Book 598, Page 930	5/1/09
Haskell County, OK		Book 759, Page 122	5/5/09
Hughes County, OK		Book 1176, Page 521	5/4/09
Latimer County, OK		Book 734, Page 235	5/1/09
LeFlore County, OK		Book 1733, Page 562	5/1/09
Logan County, OK		Book 2127, page 32	5/1/09
Murray County, OK		Book 950, Page 119	5/1/09
Pittsburg County, OK		Book 1698, Page 453	5/7/09
Roger Mills, OK		Book 1955, Page 560	5/1/09
Seminole County, OK		Book 3187, Page 56	5/4/09
Washita County, OK		Book 1137, Page 1	5/5/09
Cass County, TX	#2009001867		5/4/09
Gregg County, TX	#200908758		5/4/09

Exhibit C- 20

Jurisdiction	File No.	Book/Page	Date Filed
Houston County, TX	#0901533		5/1/09
Marion County, TX		Volume 784, Page 456	5/7/09
Panola County, TX		Volume 1502, Page 226	5/4/09
Rusk County, TX		Volume 2929, Page 802	5/4/09
Smith County, TX	#2009-R00020481		5/1/09
Sutton County, TX		Volume 369, Page 71	5/1/09
Wheeler County, TX		Volume 599, Page 273	5/1/09
Albany County, WY	#2009-2645		5/7/09
Park County, WY	#2009-4057		5/11/09

10(a).                   Deed of Trust, Mortgage, Line of Credit Mortgage Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of February 20, 2007, from St. Mary Land & Exploration Company, et al.

Jurisdiction	File No.	Book/Page	Date Filed
Upton County, TX	00140457	782/61-120	2-26-07
Midland County, TX	4234	OR/02818/71	2-23-07

10(b).                  Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 14, 2009 from St. Mary Land & Exploration Company.

Jurisdiction	File No.	Book/Page	Date Filed
Midland County, TX	#2009-8989		5/4/09
Upton County, TX		Volume 815, Page 515	5/4/09

Exhibit C- 21

11(a).                   Deed of Trust, Mortgage, Line of Credit Mortgage Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of February 1, 2008, from St. Mary Land & Exploration Company

Jurisdiction	File No.	Book/Page	Date Filed
Dimmit County, TX	9830	345/665	4/23/08
Webb County, TX	995989	2540/142	3/4/08

11(b).                  UCC Financing Statement with St. Mary Land & Exploration Company as debtor and Wachovia Bank, National Association, as Administrative Agent, as secured party, with respect to item 11(a) above.

Jurisdiction	File No.	Book/Page	Date Filed
Secretary of State of Delaware	2008 0765394		3/3/08
Secretary of State of Texas	08-0007324670		2/29/08

11(c).                   Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 14, 2009 from St. Mary Land & Exploration Company

Jurisdiction	File No.	Book/Page	Date Filed
Dimmit County, TX		Volume 361, Page 112	5/7/09
Webb County, TX		Volume 2749, Page 178	5/1/09

12(a).                   UCC Financing Statement with St. Mary Land & Exploration Company as debtor and Wachovia Bank, National Association, as Administrative Agent, as secured party, covering all assets.

Jurisdiction	File No.	Book/Page	Date Filed
Secretary of State of Delaware	2008 2574356		7/28/08

12(b).                  UCC Financing Statement with St. Mary Land & Exploration Company as debtor and Wachovia Bank, National Association, as Administrative Agent, as secured party, with respect to item 4 above

Jurisdiction	File No.	Book/Page	Date Filed
Pointe Coupee Parish, LA	#26-118166		8/1/08

Exhibit C- 22

12(c).                   UCC Financing Statement Amendment amending secured party’s name to read Wachovia Bank, National Association, as Administrative Agent

Jurisdiction	Original File No./Date	File No.	Date Filed
Pointe Coupee Parish, LA	#26-118166, 8/1/09	CM Book 76, #118939	6/1/09

12(d).                  UCC Financing Statement Amendment restating collateral to attach full copy of item 4

Jurisdiction	Original File No./Date	File No.	Date Filed
Pointe Coupee Parish, LA	#26-118166, 8/1/09	CM Book 76, #118940	6/1/09

13.                                 UCC Financing Statement with St. Mary Land & Exploration Company as debtor and Wachovia Bank, National Association, as Administrative Agent, as secured party, with respect to item 6 above

Jurisdiction	File No.	Book/Page	Date Filed
Pointe Coupee Parish, LA	#26-118941	CM Book 76	6/9/09

14.                                 UCC Financing Statement with St. Mary Land & Exploration Company as debtor and Wachovia Bank, National Association, as Administrative Agent, as secured party, with respect to item 9 above

Jurisdiction	File No.	Book/Page	Date Filed
Pointe Coupee Parish, LA	#26-118942	CM Book 76	6/9/09

Exhibit C- 23

15.                                 Deed of Trust, Mortgage, Line of Credit Mortgage Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of April 14, 2009 from St. Mary Land & Exploration Company

Jurisdiction	File No.	Book/Page	Date Filed
Iberia Parish, LA	#2009-00005399	MOB 1318, Page 201	5/13/09
Vermilion Parish, LA	#20904672		5/8/09
Brazoria County, TX	#2009019900		5/8/09
Galveston County, TX	#2009025032		5/11/09
Minerals Management Service	OCS G-11307, 12497, 06105, 03152, 23829 and 14412		5/26/09

16.                                 UCC Financing Statement with St. Mary Land & Exploration Company as debtor and Wachovia Bank, National Association, as Administrative Agent, as secured party, with respect to item 15 above

Jurisdiction	File No.	Book/Page	Date Filed
Pointe Coupee Parish, LA	#119015	CM Book 76	7/7/09

17.                                 Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement dated effective as of March 31, 2011 from SM Energy Company, filed as follows:

Jurisdiction	File No.	Book/Page	Date Filed
Divide County, ND	#257052		4/14/11
McKenzie County, ND	#416451		4/21/11
Richland County, MT		B230/465	4/11/11

Exhibit C- 24

EXHIBIT D
FORM OF ASSIGNMENT AND ASSUMPTION

Reference is made to the Fourth Amended and Restated Credit Agreement dated as of May 27, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”), among SM Energy Company, the Lenders named therein and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders.  Terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 5.03(e) and Section 5.03(f) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee.  The Assignor shall pay the fee payable to the Administrative Agent pursuant to Section 12.04(b) of the Credit Agreement.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment

(“Assignment Date”):

Exhibit D- 1

Facility	Principal Amount Assigned	Percentage Assigned of Facility/Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)
Commitment Assigned:	$		%
Loans:

The terms set forth above and on the reverse side hereof are hereby agreed to:

[Name of Assignor], as Assignor

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

Exhibit D- 2

The undersigned hereby consent to the within assignment:(1)

SM Energy Company	Wells Fargo Bank, National Association, as Administrative Agent

By:	By:
Name:	Name:
Title:	Title:

(1)  Consents to be included to the extent required by Section 12.04(b) of the Credit Agreement.

Exhibit D- 3

EXHIBIT E
FORM OF COMMITMENT INCREASE CERTIFICATE

[          ], 201[    ]

To:                              Wells Fargo Bank, National Association,

as Administrative Agent

The Borrower, the Administrative Agent and the other Agents and certain Lenders have heretofore entered into a Fourth Amended and Restated Credit Agreement, dated as of May 27, 2011, as amended from time to time (the “Credit Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

This Commitment Increase Certificate is being delivered pursuant to Section 2.06(c) of the Credit Agreement.

Please be advised that the undersigned has agreed to increase its Commitment under the Credit Agreement effective [          ], 201[    ] from $[          ] to $[          ] and (b) that it shall continue to be a party in all respect to the Credit Agreement and the other Loan Documents.

The [Borrower/Lender] shall pay the fee payable to the Administrative Agent pursuant to Section 2.06(c)(ii) of the Credit Agreement.

Very truly yours,

[ ]

By:
Name:
Title:

Exhibit E- 1

Accepted and Agreed:

Wells Fargo Bank, National Association,
as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

SM Energy Company

By:
Name:
Title:

Exhibit E- 2

EXHIBIT F
FORM OF ADDITIONAL LENDER CERTIFICATE

[          ], 201[    ]

To:                              Wells Fargo Bank, National Association

as Administrative Agent

The Borrower, the Administrative Agent and the other Agents and certain Lenders have heretofore entered into a Fourth Amended and Restated Credit Agreement, dated as of May 27, 2011, as amended from time to time (the “Credit Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

This Additional Lender Certificate is being delivered pursuant to Section 2.06(c) of the Credit Agreement.

Please be advised that the undersigned has agreed (a) to become a Lender under the Credit Agreement effective [          ], 201[    ] with a Commitment of $[          ] and (b) that it shall be a party in all respect to the Credit Agreement and the other Loan Documents.

This Additional Lender Certificate is being delivered to the Administrative Agent together with (i) if the Additional Lender is a Foreign Lender, any documentation required to be delivered by such Additional Lender pursuant to Section 5.03(e) and Section 5.03(f) of the Credit Agreement, duly completed and executed by the Additional Lender, and (ii) an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Additional Lender.  The [Borrower/Additional Lender] shall pay the fee payable to the Administrative Agent pursuant to Section 2.06(c)(ii) of the Credit Agreement.

Very truly yours,

[ ]

By:
Name:
Title:

Exhibit F- 1

Accepted and Agreed:

Wells Fargo Bank, National Association,
as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

SM Energy Company

By:
Name:
Title:

Exhibit F- 2

EXHIBIT G

REAFFIRMATION AGREEMENT

1.               This Reaffirmation Agreement (this “Reaffirmation”) dated as of May 27, 2011, is made (a) in connection with, and as a condition to, that certain Fourth Amended and Restated Credit Agreement dated of even date herewith (as may be amended, restated or otherwise modified from time to time, the “Credit Agreement”) among SM ENERGY COMPANY, a Delaware corporation (the “Borrower”); each of the Lenders from time to time party thereto; WELLS FARGO BANK, NATIONAL ASSOCIATION (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); and the other parties and agents signatory thereto and (b) for the benefit of the respective secured parties and beneficiaries described in the Security Instruments (as defined below).  Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.               The Borrower has executed certain Loan Documents to secure the Indebtedness, including, without limitation, that certain Amended and Restated Pledge and Security Agreement dated as of April 7, 2005, by the Borrower in favor of the Administrative Agent (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Pledge Agreement”), each of the mortgages, deeds of trust, amendments and supplements to mortgages and deeds of trust, and all other agreements, instruments or certificates described or referred to in Schedule I (collectively, the “Deeds of Trust”).

3.               The Borrower (a) has reviewed the Credit Agreement, (b) agrees that according to its terms its obligations (and the security interests granted by it) under the Pledge Agreement, the Deeds of Trust and each such other Loan Document to which the Borrower is a party (collectively, the “Security Instruments”) will continue in full force and effect to secure the Indebtedness, and, as the same may be amended, supplemented, or otherwise modified, and such other amounts in accordance with the terms of the Security Instruments, (c) acknowledges, represents, warrants and agrees that the liens and security interests created by it pursuant to the Pledge Agreement, the Deeds of Trust and each other Security Instrument are valid and subsisting and create a first priority perfected security interest to secure the Indebtedness, (d) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, the Pledge Agreement, the Deeds of Trust and each other Security Instrument to which it is a party and agrees that the Pledge Agreement, the Deeds of Trust and each other Security Instrument to which it is a party remain in full force and effect, and (e) represents and warrants to the Lenders that as of the date hereof:  (i) all of the representations and warranties contained in the Pledge Agreement, the Deeds of Trust and each other Security Instrument to which it is a party are true and correct, except (x) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (y) except for any changes in the facts or circumstances represented thereby not prohibited by the Pledge Agreement, the Deeds of Trust, each other Security Instrument or the Existing Credit Agreement, (ii) no Default has occurred and is continuing (iii) since the Effective Date, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

Exhibit G- 2

4.               Each of the Pledge Agreement, the Deeds of Trust and each other Security Instrument remains in full force and effect as executed by the parties hereto, and nothing herein shall act as a waiver of any of the Administrative Agent’s or other Secured Parties’ rights under the Pledge Agreement, the Deeds or any other Security Instrument.

5.               This Reaffirmation is a Loan Document for the purposes of the provisions of the other Loan Documents.

6.               This Reaffirmation is a Security Instrument for the purposes of the provisions of the other Security Instruments

7.               This Reaffirmation shall be governed by and construed and enforced in accordance with the laws of the State of New York.

8.               This Reaffirmation may be signed in any number of counterparts, each of which shall be an original.  Delivery of an executed signature page to this Reaffirmation by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Reaffirmation.

9.               THIS REAFFIRMATION AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

10.         THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[The rest of this page has been left blank intentionally]

Exhibit F- 4

The Borrower has caused this Reaffirmation to be duly executed as of the date first above written.

BORROWER

SM ENERGY COMPANY

By:
Name:
Title:

Exhibit G- 3

Accepted by:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Exhibit G- 4

Schedule I

Exhibit G- 5

SCHEDULE 7.05

LITIGATION

None.

Schedule 7.05 - 1

SCHEDULE 7.15
SUBSIDIARIES AND PARTNERSHIPS; NON-MATERIAL SUBSIDIARIES

Non-Material Subsidiaries	Jurisdiction of Organization	Organizational Identification Number	Percentage Owned By Borrower
1974 H.B. JA	Colorado	N/A	4%
1976 H.B. JA	Colorado	N/A	9%
1977 H.B. JA	Colorado	N/A	8%
Belring GP LLC	Delaware	4463634	100%
Box Church Gas Gathering LLC	Colorado	19981230772	58.6754%
Energy Leasing, Inc.	Oklahoma	1912099337	100%
Four Winds Marketing LLC	Colorado	20011197680	100%
Hilltop Investments	Colorado	N/A	100%
Parish Ventures	Colorado	N/A	100%
Potato Creek Midstream, LLC	Pennsylvania	3985301	70%
SMT Texas LLC	Colorado	20041120054	100%
St. Mary Energy Louisiana LLC	Delaware	4449884	100%
St. Mary Land East Texas L.P.	Texas	12941010	1% (SMT Texas LLC – 99%)
Sycamore Gas System	Oklahoma	N/A	3.11%

Schedule 7.15 - 1

SCHEDULE 9.05(a)

INVESTMENTS

None.

Schedule 9.05(a) - 1

SCHEDULE 9.05(h)

EXISTING INVESTMENTS (NON-OIL AND GAS)

1.                                       100% general partnership interest in Hilltop Investments holding approximately 41 acres of undeveloped land in Jefferson County at C-470 and Quincy.

2.                                       Residual net profits interest in land located in Grand Junction, Colorado if reclaimed by gravel operator and sold as lots in Mid-America Business Park, a rail served industrial park.

Schedule 9.05(h) - 1